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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Zenith National Insurance Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Zenith National Insurance Corp. 21255 Califa Street Woodland Hills, California 91367 Telephone (818) 713-1000

           NOTICE OF ANNUAL MEETING

        The Annual Meeting of Stockholders of Zenith National Insurance Corp. ("Zenith") will be held at the offices of Zenith, 21255 Califa Street, Woodland Hills, California, on Wednesday, May 24, 2006, at 9:00 a.m., for the following purposes:

  1.
  To elect a Board of nine (9) directors ("Directors").

  2.
  To approve the Zenith National Insurance Corp. Second Amended and Restated 2004 Restricted Stock Plan to increase the number of shares available for award under the plan by 250,000 shares.

  3.
  To adopt Zenith's Amended and Restated Certificate of Incorporation, which increases the number of authorized shares of common stock from 50 million to 100 million.

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as Zenith's independent registered public accounting firm ("independent auditors") for the fiscal year ending December 31, 2006.

  5.
  To transact such other business as may properly come before the meeting and any adjournments thereof.

        Stockholders of record at the close of business on March 27, 2006, the record date fixed by the Board of Directors for the Annual Meeting, are entitled to notice of, and to vote at, such meeting.

By Order of the Board of Directors
/s/ HYMAN J. LEE JR. Hyman J. Lee Jr. Vice President and Secretary

Woodland Hills, California
Dated: April 5, 2006

        STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING POSTPAID AND PRE-ADDRESSED ENVELOPE OR TO VOTE BY TELEPHONE OR THROUGH THE INTERNET. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF AT THE ANNUAL MEETING BY WRITTEN NOTICE TO ZENITH, AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

TABLE OF CONTENTS

Page
VOTING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	5
ELECTION OF DIRECTORS (Item 1 on Proxy Card)	6
CORPORATE GOVERNANCE GUIDELINES	8
BOARD MEETINGS	8
INDEPENDENCE OF DIRECTORS	8
LEAD INDEPENDENT DIRECTOR	9
EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS	9
COMMUNICATIONS TO THE BOARD OF DIRECTORS	9
ATTENDANCE OF DIRECTORS AT ANNUAL MEETINGS OF STOCKHOLDERS	10
COMPENSATION COMMITTEE	10
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	10
AUDIT COMMITTEE	12
AUDIT COMMITTEE'S REPORT	13
DIRECTORS' COMPENSATION	14
EXECUTIVE COMPENSATION	16
SUMMARY COMPENSATION TABLE	16
OPTIONS/SAR GRANTS IN LAST FISCAL YEAR	17
AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES	18
EQUITY COMPENSATION PLAN INFORMATION	19
EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS	19
COMPENSATION COMMITTEE INTERLOCKS AN INSIDER PARTICIPATION	21
COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION	21
STOCK PRICE PERFORMANCE GRAPH	26
APPROVAL OF THE ZENITH NATIONAL INSURANCE CORP. SECOND AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR AWARD UNDER THE PLAN BY 250,000 SHARES (Item 2 on Proxy Card)	27
ADOPTION OF ZENITH'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, WHICH INCREASES THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50 MILLION TO 100 MILLION (Item 3 on Proxy Card)	32
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006 (Item 4 on Proxy Card)	34

INFORMATION RELATING TO INDEPENDENT AUDITORS AND THEIR FEES		34
Audit Fees		34
Audit-Related Fees		34
Tax Fees		35
All Other Fees		35
Pre-Approval of Independent Auditors' Services		35
CERTAIN TRANSACTIONS WITH FAIRFAX FINANCIAL		36
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS		36
CODE OF BUSINESS CONDUCT AND ETHICS		36
STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS		37
APPENDIXES
Appendix A:	ZENITH NATIONAL INSURANCE CORP. SECOND AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN	A-1
Appendix B:	AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ZENITH NATIONAL INSURANCE CORP.	B-1

ZENITH NATIONAL INSURANCE CORP.
21255 Califa Street
Woodland Hills, California 91367

PROXY STATEMENT

VOTING

        We are furnishing this Proxy Statement in connection with the solicitation by the Board of Directors (the "Board") of Zenith National Insurance Corp. ("Zenith") of proxies to be voted at the Annual Meeting of Stockholders of Zenith to be held on Wednesday, May 24, 2006, at 9:00 a.m., and at any adjournments thereof (the "Annual Meeting"). You may vote by proxy as follows: (i) by mailing the accompanying proxy card, (ii) by telephone or (iii) through the Internet. Instructions for voting by mail, by telephone or through the Internet are contained on the back of the accompanying proxy card. You may revoke the proxy that you give pursuant to this solicitation at any time prior to its exercise at the Annual Meeting by written notice to us and, in such event, you may vote in person instead of by proxy at the Annual Meeting. If you give your proxy without voting instructions, your shares will be counted as a vote for each Director-nominee and for each of the proposals described in this Proxy Statement.

        The approximate date on which this Proxy Statement and accompanying proxy card are first being sent to stockholders is April 5, 2006.

        In addition to solicitation of proxies by mail, officers and regular employees of Zenith and its subsidiaries may solicit proxies by appropriate means, but will not receive additional compensation for such solicitation. The corporate subsidiaries of Zenith are Zenith Insurance Company ("Zenith Insurance"), Zenith of Nevada, Inc., Zenith Development Corp., Zenith Insurance Management Services, Inc. and ZNAT Insurance Company. The cost of this solicitation will be borne by us. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding solicitation materials to stockholders. We have also retained Mellon Investor Services LLC to aid in the solicitation of proxies at a cost of $8,000 plus expenses.

        Only stockholders of record at the close of business on March 27, 2006, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at such meeting. On such date, there were 37,265,272 outstanding shares of our common stock, $1.00 par value per share (the "Common Stock"). Please note that in October 2005, a stock split in the form of a stock dividend took place and we issued an additional share of Common Stock to each stockholder of record on September 19, 2005 for every two shares owned on such date.

        The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of Common Stock entitled to vote shall constitute a quorum and each share of Common Stock entitles the record holder to one vote on each matter, except as set forth in the next paragraph regarding cumulative voting for Directors.

        Cumulative Voting for Directors.    With respect to the election of Directors only, each stockholder may cumulate his or her votes with respect to candidates whose names have been placed in nomination prior to the vote if, but only if, any stockholder has given notice at the Annual Meeting prior to voting of his or her intention to cumulate his or her votes. If there is cumulative voting for Directors, the votes that you will be able to cast in the election of Directors will be equal to the number of shares you hold multiplied by the number of Directors to be elected. You will then be entitled to either: 1) give one candidate all such votes or 2) distribute the votes among the Director-nominees. For example, if you have 1,000 shares and nine Director-nominees are standing for election, you will have 9,000 votes. You may then cast all 9,000 votes for one Director-nominee or distribute the 9,000 votes among all or any number of the Director-nominees. If there is cumulative voting for the election of Directors, the holder of any proxy given pursuant to this solicitation will have the authority to cumulate the votes represented by the shares covered by the proxy and to distribute the votes among the candidates in the proxy holder's discretion, except that none of your votes will be cast for any nominee as to whom you instruct that your votes be withheld. Whether there is cumulative voting or not, Directors are elected by a plurality of the votes cast.

        We have retained Mellon Investor Services LLC as an independent inspector of elections and vote tabulator. It will count all votes cast in person, by proxy or by written consent at the meeting. Abstentions will be treated as votes cast against a proposal. If you hold your shares in "street name" through a broker or other nominee and do not provide specific voting instructions with respect to any matter, your broker or nominee will have discretionary authority to vote on routine matters, such as the election of Directors, adoption of Zenith's Amended and Restated Certificate of Incorporation and ratification of the selection of independent auditors. However, your broker or other nominee will not have discretionary authority to vote on any non-routine matters, such as approval of the amendment to and restatement of the Zenith National Insurance Corp. Amended and Restated 2004 Restricted Stock Plan (the "2004 Restricted Stock Plan"). As a result, if you do not instruct your broker on how to vote, your broker will vote on routine matters in its discretion (which vote will be included in the determination of a quorum), but your broker will not be able to vote on non-routine matters. This failure by a broker to vote is known as a "broker non-vote" and will not be treated as a vote cast with respect to any non-routine matters.

        The Board knows of no other matter to come before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any other matter properly comes before the meeting, it is the intention of each of the persons named in the accompanying proxy to vote proxies that they receive in accordance with his discretion. Any such other matter submitted for stockholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains certain information as of March 27, 2006 as to: (1) all persons who, to our knowledge, were the beneficial owners of more than 5% of the outstanding shares of Common Stock, (2) each of the Executive Officers named in the Summary Compensation Table ("Named Executive Officers"), (3) each of the Directors of Zenith and (4) all Executive Officers and Directors as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Gilder, Gagnon, Howe & Co. LLC(2) 1775 Broadway, 26th Floor New York, NY 10019	6,869,459	18.4%
Stanley R. Zax(3) 21255 Califa St. Woodland Hills, CA 91367	787,987	2.1%
Gerald Tsai, Jr.(4) 200 Park Ave. New York, NY 10166	103,000	*
Keith E. Trotman(5) 21255 Califa St. Woodland Hills, CA 91367	52,639	*
William J. Owen(6) 21255 Califa St. Woodland Hills, CA 91367	42,976	*
Robert E. Meyer(7) 21255 Califa St. Woodland Hills, CA 91367	28,532	*
Jack D. Miller(8) 21255 Califa St. Woodland Hills, CA 91367	25,887	*
Max M. Kampelman(9) 1001 Pennsylvania Ave. N.W. Washington, D.C. 20004	9,738	*
Alan I. Rothenberg(10) 1875 Century Park East, Suite 1450 Los Angeles, CA 90067	5,250	*
William S. Sessions(11) 2099 Pennsylvania Ave. N.W., Suite 100 Washington, D.C. 20006	4,441	*
Robert J. Miller(12) 900 South Pavilion Center Dr. Las Vegas, NV 89144	2,250	*

Leon E. Panetta(13) P.O. Box 42 Carmel Valley, CA 93924	2,250	*
Catherine B. Reynolds(14) 1676 International Drive, #501 McLean, VA 22102	2,250	*
Michael Wm. Zavis(15) 525 West Monroe St., Suite 1600 Chicago, IL 60661	2,250	*
All Executive Officers and Directors as a group (15 persons)(16)	1,094,476	2.9%

*
Less than 1%

(1)
Subject to applicable community property and similar statutes.

(2)
On February 14, 2006, Amendment No. 1 to a Statement on Schedule 13G was filed with the Securities and Exchange Commission (the "Commission") by Gilder, Gagnon, Howe & Co. LLC ("Gilder Gagnon"), a Broker or Dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Information in the table is based on such filing. The filing indicates that the 6,869,459 shares consist of 4,853,457 shares held in customer accounts over which the partners and/or employees of Gilder Gagnon have discretionary authority to dispose of or direct the disposition of shares, 1,957,496 shares held in accounts owned by partners of Gilder Gagnon and their families, and 58,506 shares held in Gilder Gagnon's profit sharing plan account. The filing indicates that Gilder Gagnon has sole voting power over 58,506 shares, no voting power over 6,810,953 shares and shared dispositive power over all 6,869,459 shares.

(3)
Chief Executive Officer and Director of Zenith.

(4)
Director of Zenith. Number of shares shown includes 75,000 shares held in Mr. Tsai's Individual Retirement Plan account and 2,250 shares of restricted Common Stock awarded pursuant to the 2004 Restricted Stock Plan, as to which shares Mr. Tsai has sole voting power, but no dispositive power.

(5)
Executive Officer of Zenith. Number of shares shown includes 1,500 shares held in spouse's trust, for which Mr. Trotman is a trustee, and as to which shares he disclaims beneficial ownership, 11,139 shares allocated to Mr. Trotman's account in The Zenith 401(k) Plan as of March 27, 2006, the latest practicable date for which such information is available, and 25,000 shares of restricted Common Stock awarded pursuant to the 2004 Restricted Stock Plan, as to which shares Mr. Trotman has sole voting power, but no dispositive power.

(6)
Executive Officer of Zenith. Number of shares shown includes 1,554 shares allocated to the accounts of Mr. Owen and his spouse in The Zenith 401(k) Plan as of March 27, 2006, the latest practicable date for which such information is available, and 25,000 shares of restricted Common Stock awarded pursuant to the 2004 Restricted Stock Plan, as to which shares Mr. Owen has sole voting power, but no dispositive power.

(7)
Executive Officer of Zenith. Number of shares shown includes 882 shares allocated to Mr. Meyer's account in The Zenith 401(k) Plan as of March 27, 2006, the latest practicable date for which such information is available, and 25,000 shares of restricted Common Stock awarded pursuant to the 2004 Restricted Stock Plan, as to which shares Mr. Meyer has sole voting power, but no dispositive power.

(8)
Executive Officer of Zenith. Number of shares shown consists of 887 shares allocated to Mr. Miller's account in The Zenith 401(k) Plan as of March 27, 2006, the latest practicable date for which such information is available, and 25,000 shares of restricted Common Stock awarded pursuant to the 2004 Restricted Stock Plan, as to which shares Mr. Miller has sole voting power, but no dispositive power.

(9)
Director of Zenith. Number of shares shown includes 2,250 shares of restricted Common Stock awarded pursuant to the 2004 Restricted Stock Plan, as to which shares Mr. Kampelman has sole voting power, but no dispositive power.

(10)
Director of Zenith. Number of shares shown includes 2,250 shares of restricted Common Stock awarded pursuant to the 2004 Restricted Stock Plan, as to which shares Mr. Rothenberg has sole voting power, but no dispositive power.

(11)
Director of Zenith. Number of shares consists of 2,191 shares held in Mr. Sessions' Simplified Employee Pension—Individual Retirement Account and 2,250 shares of restricted Common Stock awarded pursuant to the 2004 Restricted Stock Plan, as to which shares Mr. Session has sole voting power, but no dispositive power.

(12)
Director of Zenith. Number of shares shown consists of 2,250 shares of restricted Common Stock awarded pursuant to the 2004 Restricted Stock Plan, as to which shares Mr. Miller has sole voting power, but no dispositive power.

(13)
Director of Zenith. Number of shares shown consists of 2,250 shares of restricted Common Stock awarded pursuant to the 2004 Restricted Stock Plan, as to which shares Mr. Panetta has sole voting power, but no dispositive power.

(14)
Director of Zenith. Number of shares shown consists of 2,250 shares of restricted Common Stock awarded pursuant to the 2004 Restricted Stock Plan, as to which shares Mrs. Reynolds has sole voting power, but no dispositive power.

(15)
Director of Zenith. Number of shares shown consists of 2,250 shares of restricted Common Stock awarded pursuant to the 2004 Restricted Stock Plan, as to which shares Mr. Zavis has sole voting power, but no dispositive power. Number of shares shown excludes 5,707 shares held by Mr. Zavis' spouse, as to which shares Mr. Zavis does not have dispositive or voting power and as to which shares he disclaims beneficial ownership.

(16)
Number of shares shown includes shares allocated to The Zenith 401(k) Plan accounts of Executive Officers as of March 27, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act and the regulations of the Commission thereunder require Zenith's Executive Officers and Directors, and persons who own more than ten percent of a registered class of Zenith's equity securities, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange and to furnish Zenith with copies of all such forms they file.

        Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, Zenith believes that, during the year ended December 31, 2005, its Executive Officers, Directors, and 10% stockholders complied with all applicable filing requirements, except that Mr. Rothenberg, a Director, inadvertently failed to report the deferrals under the Zenith National Insurance Corp. 2003 Non-Employee Director Deferred Compensation Plan (the "Deferred Compensation Plan") of his Director compensation into deferred stock units that are payable only in cash. The Deferred Compensation Plan and Mr. Rothenberg's participation in it were previously disclosed in the Proxy Statements for the Annual Meetings of Stockholders held in 2004 and 2005 and are also disclosed in this Proxy Statement under "Directors' Compensation." In March 2006, Mr. Rothenberg filed a Form 4 to disclose eighteen previously reportable transactions under the Deferred Compensation Plan that range in size from 4.66 deferred stock units to 597.90 deferred stock units. These eighteen transactions also include dividends on Common Stock deemed received and reinvested into deferred stock units under the Deferred Compensation Plan.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

        It is the intention of the persons named in the enclosed proxy, unless otherwise specifically instructed by the person giving the proxy, to vote each proxy received by them for the election of the nominees listed in the table below as Directors of Zenith. If there is cumulative voting in the election of Directors, as set forth in the paragraph entitled "Cumulative Voting for Directors" under "Voting" above, such persons may distribute the votes represented by each proxy among such nominees in such proportion as determined in their discretion, unless the person giving the proxy specifically instructed otherwise.

        All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. In the unanticipated event that any of the nominees becomes unable to serve as a Director, the proxies will be voted for a substitute nominee in accordance with the discretion of the person or persons voting them.

        A Director of Zenith serves until the next annual meeting of stockholders and until his or her successor is elected and qualified.

        The Nominating and Corporate Governance Committee (the "Nominating/Governance Committee") of the Board recommended the nominees for Director listed below to the Board, which then designated them as nominees for Director. The information with respect to each nominee is as supplied or confirmed by such nominee.

Name	Age	Served as Director Since	Positions and Offices held with Zenith	Principal Occupations and Employment During Past Five Years	Also serves as a Director of the following Public Companies
Max M. Kampelman	85	February 1989	Director of Zenith and Zenith Insurance; and Chairman of Nominating/Governance Committee	Attorney; Of Counsel, since March 1991, and Partner, January 1989 to March 1991, Fried, Frank, Harris, Shriver & Jacobson LLP; Counselor of the Department of State and Head of the U.S. Delegation to Negotiations on Nuclear and Space Arms with the Soviet Union, January 1985 to January 1989	None
Robert J. Miller	60	February 1999	Director of Zenith and Zenith Insurance; Member of Compensation Committee; and Member of Nominating/Governance Committee	Attorney; Principal, Dutko Worldwide since July 2005; Senior Partner, Jones Vargas, January 1999 to July 2005; Governor of Nevada for the ten years prior to January 1999	International Game Technology; Newmont Mining Corporation; Wynn Resorts, Limited
Leon E. Panetta	67	May 2000	Director of Zenith and Zenith Insurance; Member of Audit Committee; and Member of Nominating/Governance Committee
				Founder and Director, The Leon & Sylvia Panetta Institute for Public Policy since December 1998; White House Chief of Staff, July 1994 to January 1997; Director, White House Office of Management and Budget, January 1993 to July 1994; U.S. Representative, January 1977 to January 1993	Connetics Corp.

Catherine B. Reynolds	48	May 2004	Director of Zenith and Zenith Insurance; and Member of Audit Committee
				Chairman and CEO, The Catherine B. Reynolds Foundation since 2000; Chairman and CEO, EduCap Inc. for more than the past five years; Founder of Servus Financial Corporation (of which she was Chairman for more than five years prior to its sale in 2000)	CoStar Group, Inc.
Alan I. Rothenberg	66	September 2002	Director of Zenith and Zenith Insurance; and Member of Compensation Committee
				Attorney; Chairman, 1st Century Bank, N.A. since 2003; Neutral—Mediation & Arbitrations since 2000; Chairman, Premier Partnerships since 2003; Founder and Board Member, Major League Soccer since 1993; Partner, Latham & Watkins LLP, 1990 to 2000; Chairman of the Board, 1999 Women's World Cup; Chairman and CEO, World Cup 1994, Inc.; Founder and Managing Partner, Manatt, Phelps, Rothenberg & Phillips, 1966 to 1967 and 1968 to 1990	Arden Realty, Inc.
William S. Sessions	75	September 1993	Director of Zenith and Zenith Insurance; and Member of Nominating/ Governance Committee
				Attorney, Holland & Knight LLP since September 2000 and Sessions & Sessions, L.C., March 1995 to August 2000; Security Consultant since July 1993; Director, Federal Bureau of Investigation, 1987 to 1993	None
Gerald Tsai, Jr.	77	December 1991	Director of Zenith and Zenith Insurance; Chairman of Compensation Committee; and Member of Audit Committee
				Management of private investments since January 1989; Chairman, President, and CEO of Delta Life Corporation, February 1993 to October 1997; Chairman (January 1987 to December 1988) and CEO (April 1986 to December 1988), Primerica Corp.	Apollo Investment Corporation; Sequa Corporation; Triarc Companies, Inc.; United Rentals, Inc.
Michael Wm. Zavis	68	September 1998	Director of Zenith and Zenith Insurance; Chairman of Audit Committee; and Member of Compensation Committee	Attorney; Retired Founding Partner since March 2001, and for more than five years prior thereto, Co-Managing Partner, Katten Muchin Zavis Rosenman	None
Stanley R. Zax	68	July 1977	Chairman of the Board and President of Zenith and Chairman of the Board of Zenith Insurance for more than the past twenty-five years; President of Zenith Insurance, 1978 to 2005.		Wynn Resorts, Limited

        The election of Directors will be decided by the affirmative votes of a plurality of all votes cast at the Annual Meeting. (See also the discussion on cumulative voting in the paragraph entitled "Cumulative Voting for Directors" under "Voting" above.)

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE GUIDELINES

        On February 12, 2003, the Board adopted a set of Corporate Governance Guidelines, which was last revised and readopted by the Board on December 6, 2005. A copy of the current amended and restated Guidelines is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to Hyman J. Lee Jr., Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

BOARD MEETINGS

        The Board communicated frequently during the year ended December 31, 2005, and held four formal meetings. Zenith's Board has a standing Compensation Committee, a Nominating and Corporate Governance Committee, and an Audit Committee. In 2005, each Director attended at least seventy-five percent of the meetings of the Board and of any committees thereof on which such Director served.

INDEPENDENCE OF DIRECTORS

        The Board makes an annual determination as to the independence of each incumbent Director based on the New York Stock Exchange listing standards and other applicable laws, rules and regulations. In addition, upon the election or appointment of a new Director, the Board also makes a determination of such Director's independence at that time.

        On February 7, 2006, the Board conducted its most recent determination of Director independence. It ascertained that none of Messrs. Kampelman, Rothenberg, Sessions, Tsai or Zavis, their immediate family members, or any organization with which such Directors or their family members were associated as a partner, shareholder or officer had or has had within the last three fiscal years any relationship with Zenith or any of Zenith's Executive Officers. Accordingly, the Board determined that these five Directors are independent under the applicable standards, laws, rules and regulations by virtue of the absence of any such relationship.

        As to the remaining Directors, Mrs. Reynolds and Messrs. Miller, Panetta, and Zax, the Board ascertained as follows:

  •
  There was no relationship between Mrs. Reynolds and her immediate family members, on the one hand, and Zenith, its subsidiaries, or its Executive Officers, on the other hand, except that Zenith makes contributions to the American Academy of Achievement, a charitable organization. Mrs. Reynolds' husband is Chairman and Chief Executive Officer and Mrs. Reynolds is Vice Chairman of the organization. The amount that Zenith contributed in 2005 was $52,000 and in each of 2004 and 2003 was $50,000 and constituted less than 2% of the American Academy of Achievement's consolidated gross revenues in each of these years. The Board determined that the amounts contributed and their impact were not significant, in light of relevant facts and circumstances, to either Mrs. Reynolds or the American Academy of Achievement, found the relationship not to be material and concluded that Mrs. Reynolds was independent.

  •
  There was no relationship between Mr. Miller and his immediate family members, on the one hand, and Zenith, its subsidiaries, or its Executive Officers, on the other hand, except that Zenith contributed a total of $10,000 in 2005 to the political campaign of Mr. Miller's adult son, who is running for Nevada Secretary of State. The Board determined that the amount contributed and its impact were not significant, in light of relevant facts and circumstances, to Mr. Miller, found the relationship not to be material and concluded that Mr. Miller was independent.

  •
  There was no relationship between Mr. Panetta and his immediate family members, on the one hand, and Zenith, its subsidiaries, or its Executive Officers, on the other hand, except that Zenith contributed $5,000 in each of 2005 and 2004 to The Leon & Sylvia Panetta Institute for Public Policy, a non-profit organization that Mr. Panetta founded and co-directs with his wife. The $5,000 represented less than 2% of the consolidated gross revenues of the institute in each of 2005 and 2004. The Board determined that the amounts contributed and their impact were not significant, in light of the relevant facts and circumstances, to either Mr. Panetta or the Institute, found the relationship not to be material and concluded that Mr. Panetta was independent.

  •
  The Board determined that Mr. Zax, as President and an employee of Zenith, is not independent. In addition, Mr. Zax's adult daughter, who holds an M.B.A., is employed by Zenith Insurance as Assistant Vice President/Corporate Communications at an annual salary of $169,500 (including an annual car allowance of $9,000) plus a discretionary bonus, which was $12,500 in 2005.

LEAD INDEPENDENT DIRECTOR

        On May 18, 2005, the Board designated Mr. Zavis as Lead Independent Director with responsibility for presiding at the executive sessions of the Board, communicating to the Chairman of the Board such matters arising out of the executive sessions as the Directors may desire to be communicated to him, and undertaking such further duties as may be determined by Mr. Zavis, the Chairman of the Board, and the Board.

EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS

        The Board meets regularly every quarter in an executive session of non-management Directors presided over by the Lead Independent Director. No member of management participates in these sessions of non-management Directors. Because all non-management Directors are also independent, no similar executive sessions of only independent Directors are necessary.

COMMUNICATIONS TO THE BOARD OF DIRECTORS

        The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board (including without limitation the non-management Directors as a group), the Lead Independent Director, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual Directors or any group or committee of Directors, written correspondence should be addressed to the Board or any such individual Directors or group or committee of Directors by either name or title. All such correspondence should be sent c/o Hyman J. Lee Jr., Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        All communications received pursuant to the preceding paragraph will be opened by the Secretary for the sole purpose of further processing in accordance with the process established by the Board. A copy of the contents will be made and retained by the Secretary and the contents will be promptly forwarded to the addressee. In the case of communications to the Board or any group or committee of Directors, the Secretary will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope is addressed.

        In addition, the Audit Committee has established a toll free telephone number for Zenith's employees to register anonymous complaints or concerns regarding accounting, internal accounting controls or auditing matters. Messages left at this telephone number, which is operated by a third party, are transcribed and forwarded to the Corporate Compliance Officer and to the Chairman of the Audit Committee. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received in this manner as well as those directed in care of the Secretary.

ATTENDANCE OF DIRECTORS AT ANNUAL MEETINGS OF STOCKHOLDERS

        On February 11, 2004, the Board established a policy that invites and encourages Directors to attend the Annual Meeting of Stockholders. All nine of the then incumbent Directors were in attendance at the last Annual Meeting of Stockholders held on May 18, 2005.

COMPENSATION COMMITTEE

        The Compensation Committee consists of Messrs. Tsai (Chairman), Miller, Rothenberg and Zavis. This committee discharges the Board's responsibilities relating to compensation, including: (1) establishing, implementing and reviewing policies relating to, and the goals and objectives of, compensation plans and practices for Zenith's Executive Officers; (2) evaluating the performance of Zenith's Executive Officers in light of established compensation goals and practices and setting appropriate compensation levels based on this evaluation; (3) providing for the administration of Executive Officer compensation plans and practices (and discharging any duties or responsibilities imposed on the Compensation Committee thereby); (4) reviewing Zenith's general compensation, equity compensation, and incentive compensation plans and their goals and objectives; (5) amending, or recommending that the Board amend, Zenith's general compensation, equity compensation and incentive compensation plans; (6) performing any duties assigned to the Compensation Committee under Zenith's general compensation, equity compensation and incentive compensation plans; (7) evaluating compensation levels for non-employee members of the Board; and (8) producing an annual report on executive compensation for inclusion in Zenith's proxy statement. As part of its duties, the Compensation Committee administers the Executive Officer Bonus Plan, a performance-based compensation plan approved by stockholders, and the 2004 Restricted Stock Plan. The Compensation Committee held five formal meetings in 2005.

        On December 10, 2002, the Board adopted a Charter for the Compensation Committee, which was last revised and readopted by the Board on February 10, 2005. A copy of the current amended and restated Charter is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to Hyman J. Lee Jr., Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        Each member of the Compensation Committee is a "non-employee director" as defined under Rule 16b-3 of the Exchange Act and is also an "outside" director as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, as well as being an independent director under the New York Stock Exchange listing standards and other applicable laws, rules and regulations.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        The Nominating and Corporate Governance Committee (the "Nominating/Governance Committee") consists of Messrs. Kampelman (Chairman), Miller, Panetta and Sessions. The primary purpose of this committee is to assist the Board in identifying and recommending to the Board for nomination, qualified individuals to serve as members of the Board and committees of the Board. The committee is also responsible for (1) developing and recommending to the Board a set of corporate governance principles applicable to Zenith; (2) reviewing those principles adopted by the Board at least annually to assure that they are appropriate for Zenith and consistent with applicable laws, rules and regulations; and (3) overseeing the evaluation of the Board as a whole and the management of Zenith, including the Chief Executive Officer of Zenith. The Nominating/Governance Committee held four formal meetings in 2005.

        On December 10, 2002, the Board adopted a Charter for the Nominating/Governance Committee, which was last revised and readopted by the Board on February 10, 2005. A copy of the current amended and restated Charter is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to Hyman J. Lee Jr., Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        Each member of the Nominating/Governance Committee is an independent director under the New York Stock Exchange listing standards and other applicable laws, rules and regulations.

Identifying and Evaluating Director-Nominees

        From time to time, candidates for membership on the Board may be suggested to the Nominating/Governance Committee. The suggestions may be from members of the Board, Zenith's management, Zenith's stockholders or other sources (a "Sponsor") and may be either unsolicited or in response to requests from the Nominating/Governance Committee for such candidates. The Nominating/Governance Committee may also, from time to time, if deemed necessary, retain firms that specialize in identifying director candidates.

        It is the policy of the Nominating/Governance Committee that the same criteria for a candidate's membership on the Board be applied irrespective of his or her Sponsor, except that in considering candidates recommended by stockholders, the Nominating/Governance Committee may take into account the number of shares held by the recommending stockholder and the length of time such shares have been held.

        The Nominating/Governance Committee has established polices and procedures for a stockholder to suggest a candidate to the Nominating/Governance Committee and for such candidate's evaluation by the Nominating/Governance Committee. To suggest a candidate to the Nominating/Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

  •
  The name of the stockholder and evidence of his or her ownership of Common Stock, including the number of shares owned and the length of time of ownership; and

  •
  The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a Director of Zenith and the candidate's consent to be named as a Director if selected by the Nominating/Governance Committee and nominated by the Board.

        The stockholder recommendation and information described above must be sent to the Chairman of the Nominating/Governance Committee in care of Hyman J. Lee Jr., Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367. The Nominating/Governance Committee will accept recommendations of candidates throughout the year. In order to be considered for nomination to stand for election at an upcoming annual meeting of stockholders, such recommendation must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of Zenith's most recent annual meeting of stockholders.

        Upon receipt of a recommendation of a candidate for membership on the Board from a Sponsor, the Nominating/Governance Committee will evaluate the candidate by taking into consideration the needs of the Board and the qualifications of the candidate.

        The Nominating/Governance Committee believes that the minimum qualifications for service as a Director of Zenith are that a nominee possesses an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board's oversight of the business and affairs of Zenith and an impeccable reputation of integrity and competence in his or her personal and professional activities. The Nominating/Governance Committee's evaluation of potential candidates is consistent with the Board's criteria for selecting new Directors. Such criteria include the possession of such knowledge, skills, expertise and diversity of experience so as to enhance the Board's ability to manage and direct the business and affairs of Zenith, including when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or New York Stock Exchange listing requirements.

        In making a determination as to the suitability of a candidate, the Nominating/Governance Committee will first assess the composition and needs of the Board at that time. If the Sponsor is a stockholder, the Nominating/Governance Committee may consider the number of shares of Common Stock held by the Sponsor and the length of time held by him or her. The Nominating/Governance Committee will review and discuss the reasons given by the Sponsor as to the suitability of the candidate. If deemed necessary, the Nominating/Governance Committee will obtain and review publicly available information regarding the candidate and will contact and discuss with the Sponsor the suitability of the candidate. If, at this point, the Nominating/Governance Committee determines that a person warrants further consideration, it will contact the person to ascertain his or her interest in membership on the Board and, if interested, obtain from him or her further information. If deemed necessary by the Nominating/Governance Committee, it will conduct one or more interviews with the candidate, as well as contacting one or more references provided by the candidate or contacting other members of the business community or others who may have greater first-hand knowledge of the candidate's accomplishments. If deemed necessary, the Nominating/Governance Committee will form a conclusion and recommendation to the Board regarding the candidate's membership on the Board.

AUDIT COMMITTEE

        The Audit Committee consists of Messrs. Zavis (Chairman), Panetta, and Tsai and Mrs. Reynolds. The primary purpose of this committee is to assist the Board's oversight of (1) the integrity of Zenith's financial statements; (2) Zenith's compliance with legal and regulatory requirements; (3) the qualifications and independence of Zenith's independent auditors; and (4) the performance of Zenith's independent auditors and Zenith's internal audit function. The Audit Committee is directly responsible, in its sole discretion, for the selection, evaluation and compensation of Zenith's independent auditors. In connection with the oversight of the integrity of Zenith's financial statements, among other responsibilities, the Audit Committee (i) reviews with management and the independent auditors and, if appropriate, the director of Zenith's internal audit department, Zenith's audited annual financial statements and quarterly financial statements including reviewing Zenith's specific disclosures under "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations," Zenith's critical and other accounting policies, and any major financial reporting issues that have arisen in connection with the preparation of the financial statements; (ii) attempts to resolve all disagreements between Zenith's independent auditors and management regarding financial reporting; (iii) reviews on a regular basis any problems or difficulties encountered by the independent auditors in the course of any audit work; and (iv) regularly reviews the adequacy and effectiveness of Zenith's internal control policies, including the responsibilities, budget and staffing of Zenith's internal audit function. During 2005, the Audit Committee communicated frequently with personnel from Zenith's financial and accounting department, internal audit department, actuarial department, corporate legal staff and independent auditors, including at nine formal meetings.

        On May 18, 2000, the Board adopted a Charter for the Audit Committee, which was last revised and readopted by the Board on February 10, 2005. A copy of the current amended and restated Charter is posted on Zenith's website, www.thezenith.com, is available in print to stockholders upon written request addressed to Hyman J. Lee Jr., Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367, and is attached as Appendix A to the Proxy Statement for the Annual Meeting of Stockholders held in 2005.

        Each member of the Audit Committee is an independent director under the New York Stock Exchange listing standards and other applicable laws, rules and regulations.

        All members of the Audit Committee are financially literate. Mrs. Reynolds and Mr. Tsai each has accounting or related financial management expertise. On February 12, 2003, the Board determined that at least one of the members of the Audit Committee is an audit committee financial expert and Mr. Tsai, an independent director, has been so identified. On February 7, 2006, the Board reaffirmed its identification of Mr. Tsai as an audit committee financial expert and also determined that his simultaneous service on the audit committees of three other public companies would not impair his ability to effectively serve on Zenith's Audit Committee. After this determination regarding Mr. Tsai's simultaneous service on the audit committees of three other public companies, he ceased serving on the audit committee of one of these three public companies. Consequently, at the present time, Mr. Tsai is serving on the audit committees of a total of three public companies, including Zenith.

AUDIT COMMITTEE'S REPORT

        The Audit Committee has reviewed and discussed Zenith's audited consolidated financial statement for the year ended December 31, 2005 with Zenith's management.

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent auditors, the matters required to be discussed with them by Statement of Auditing Standards No. 61, Communications with Audit Committees, as currently in effect.

        The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP, independent auditors, that are required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, as currently in effect, and has discussed with the independent auditors their independence.

        Based on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2005 be included in Zenith's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

                            Michael Wm. Zavis, Chairman
                            Leon E. Panetta
                            Catherine B. Reynolds
                            Gerald Tsai, Jr.

DIRECTORS' COMPENSATION

        Currently, Zenith pays each Director (other than Mr. Zax, who receives no additional compensation for serving as a Director), an annual fee of $75,000 for serving as a member of the Board. Each Director who serves on a committee of the Board, other than the Audit Committee, receives an additional annual fee of $31,250 for each committee on which he or she serves. For each Director serving on the Audit Committee, the additional annual fee is $33,750, except for the Chairman of the Audit Committee, for whom the additional annual fee is $41,250. In addition, upon his or her election at each Annual Meeting of Stockholders, each non-employee Director will receive an annual grant of 2,250 shares of restricted Common Stock, which will vest at the rate of 750 shares per year over three years, provided the recipient is serving as a Director on the applicable vesting dates. (If a Director is appointed at other than an Annual Meeting of Stockholders, the number of shares of restricted Common Stock will be adjusted proportionately.)

        Directors are also reimbursed for all out of pocket expenses incurred in connection with their service.

        The following table sets out the compensation received by all Directors in 2005 for service on the Board or its committees. (The cash compensation rates set forth above were effective April 1, 2005.) It does not include any reimbursements for out-of-pocket expenses incurred by Directors.

	Cash Compensation for Service on:
Director	Board	Audit Committee	Compensation Committee	Nominating/ Governance Committee	Total Cash Compensation	Restricted Stock Awards(1)
Kampelman	$71,875			$31,250	$103,125	$97,185
Miller	$71,875		$31,250	$31,250	$134,375	$97,185
Panetta	$71,875	$33,125		$31,250	$136,250	$97,185
Reynolds	$71,875	$33,125			$105,000	$97,185
Rothenberg(2)	$71,875		$31,250		$103,125	$97,185
Sessions	$71,875			$31,250	$103,125	$97,185
Tsai	$71,875	$33,125	$31,250		$136,250	$97,185
Zavis	$71,875	$38,750	$31,250		$141,875	$97,185
Zax(3)	—	—	—	—	—	—

(1)
Upon election at the Annual Meeting of Stockholders in May 2005, each non-employee Director was awarded 2,250 shares of restricted Common Stock, which vest at the rate of one-third (750 shares) per year over three years, provided the recipient is serving as a Director on the applicable vesting date. Each award is valued in the table at the closing price of $43.1933 per share for the Common Stock on the New York Stock Exchange on the date of award. (The number of shares of restricted stock awarded, the rate at which they vest, and the price per share have been adjusted to reflect the three-for-two stock split in October 2005.) Vesting will accelerate if Zenith experiences a change in control (as defined in the 2004 Restricted Stock Plan). The recipients of shares of restricted Common Stock are entitled to all of the rights of a holder of Common Stock, including the right to vote and to receive dividends at the same rate as other stockholders when paid, except such shares may not be sold or otherwise disposed of prior to the vesting date.

  As of December 31, 2005, the Directors' aggregate restricted Common Stock holdings and their values (based on the $46.12 closing price of the Common Stock on the New York Stock Exchange on December 31, 2005) were as follows:

Kampelman	2,250 shares, $103,770
Miller	2,250 shares, $103,770
Panetta	2,250 shares, $103,770
Reynolds	2,250 shares, $103,770
Rothenberg	2,250 shares, $103,770
Sessions	2,250 shares, $103,770
Tsai	2,250 shares, $103,770
Zavis	2,250 shares, $103,770
(2)
Mr. Rothenberg has elected to defer all of his Director's cash compensation earned after January 1, 2004 under the Deferred Compensation Plan. The Deferred Compensation Plan was established on May 20, 2003 for non-employee Directors. Under the Deferred Compensation Plan, a non-employee Director may elect to defer all or a portion of his or her future compensation by completing and returning a deferred compensation agreement to Zenith prior to December 31 of the year preceding the first year in which the deferral is to be made. The Director may defer all or a portion of his or her Director's compensation into a deferred cash account, a stock unit account, or a combination thereof. Amounts in the deferred cash account will be credited with interest at the prime rate. Amounts in the stock unit account will be represented by stock units, which will fluctuate in value in accordance with the Common Stock. The stock unit account will also be credited with the amount of dividends that would have been paid if the stock units were actual shares of Common Stock. The number of stock units credited to the stock unit account with respect to deferred compensation or dividends will be determined by dividing the dollar amount of the compensation deferred, or the dividends deemed received, by the closing price of a share of Common Stock on the last trading day preceding the day the deferred compensation is payable or dividend is declared. Deferral accounts are fully vested at all times but are unfunded. All deferral elections remain in effect until changed by the Director.

  Distributions will commence after a participant ceases to be a non-employee Director of Zenith and are payable in cash and may be made in a lump sum or in annual installments over five or ten years. Participants may also elect an early benefit distribution date as to all or a portion of accumulated benefits, which must be at least 24 months after Zenith receives the participant's deferral election.

  Mr. Rothenberg has elected to defer all of his Director's compensation earned after January 1, 2004 in the stock unit account. The value of Mr. Rothenberg's stock unit account as of December 31, 2005, was $285,283, based on the $46.12 closing price of the Common Stock on the New York Stock Exchange on December 31, 2005.

(3)
Mr. Zax receives no additional compensation for serving as a Director.

EXECUTIVE COMPENSATION

        The following table sets forth information regarding the compensation paid during the 2005, 2004, and 2003 fiscal years to the Named Executive Officers. The Named Executive Officers are Zenith's Chief Executive Officer and its four other most highly compensated Executive Officers serving as of December 31, 2005.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)(3)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)(3)	Securities Underlying Options/ SARs (#)	All Other Compensation ($)(4)
Stanley R. Zax Chairman of the Board and President of Zenith; Chairman of the Board of Zenith Insurance	2005 2004 2003	1,521,346 1,378,753 1,381,140	2,250,000 3,000,000 1,950,000	13,982 13,982 16,163	0 0 0	0 0 0	36,630 36,630 36,630
Jack D. Miller Executive Vice President of Zenith and President of Zenith Insurance	2005 2004 2003	716,000 702,267 619,867	500,000 250,000 0	0 0 0	468,000 464,000 0	0 0 0	12,940 10,370 9,870
Keith E. Trotman(5) Executive Vice President of Zenith and Zenith Insurance	2005 2004 2003	465,600 385,135 385,135	500,000 400,000 300,000	0 0 0	468,000 464,000 0	0 0 0	18,430 17,930 17,430
Robert E. Meyer Senior Vice President of Zenith and Senior Vice President and Chief Actuary, Zenith Insurance	2005 2004 2003	513,350 452,267 393,267	400,000 150,000 0	0 0 0	468,000 464,000 0	0 0 0	10,870 10,370 8,190
William J. Owen Senior Vice President, Chief Financial Officer and Treasurer of Zenith and Zenith Insurance	2005 2004 2003	318,100 287,267 255,600	400,000 150,000 0	0 0 0	468,000 464,000 0	0 0 0	8,350 7,845 7,296

(1)
Salary includes an annual car allowance of $15,600 for each year shown for Messrs. Miller, Trotman, Meyer and Owen and imputed value of $21,346, $21,738, and $23,418 per year for the use of a company vehicle by Mr. Zax in 2005, 2004, and 2003, respectively.

(2)
Amounts shown for Mr. Zax for 2005, 2004 and 2003 represent reimbursements of income tax liability on Zenith's payment of certain insurance premiums for term life insurance for his benefit.

(3)
Awards made pursuant to the 2004 Restricted Stock Plan and valued at the respective closing prices for the Common Stock on the New York Stock Exchange on the dates of award.

The number of shares awarded in each of 2005 and 2004, along with the per share value on the date of each award, are as follows (adjusted to reflect the three-for-two stock split in October 2005):

	2005	2004
Miller	10,000 shares at $46.80 per share	7,500 shares at $30.1667 per share 7,500 shares at $31.70 per share
Trotman	10,000 shares at $46.80 per share	7,500 shares at $30.1667 per share 7,500 shares at $31.70 per share
Meyer	10,000 shares at $46.80 per share	7,500 shares at $30.1667 per share 7,500 shares at $31.70 per share
Owen	10,000 shares at $46.80 per share	7,500 shares at $30.1667 per share 7,500 shares at $31.70 per share

With respect to all awards of restricted Common Stock reported, one half of the shares will vest on the second anniversary of the award date; the balance on the fourth anniversary of the award date. However, vesting will accelerate with respect to all of the recipients if Zenith experiences a change in control (as defined in the 2004 Restricted Stock Plan). In addition, vesting will accelerate pursuant to their employment agreements if Messrs. Miller, Meyer, or Owen are terminated without cause. The recipients of shares of restricted Common Stock are entitled to all of the rights of a holder of Common Stock, including the right to vote and to receive dividends at the same rate as all other stockholders when paid, except such shares may not be sold or otherwise disposed of prior to the vesting date.

In 2005 and 2004, Messrs. Miller, Trotman, Meyer, and Owen each received $13,150 and $2,800, respectively, as dividends on their shares of unvested restricted Common Stock. Federal income tax regulations require dividends on unvested restricted Common Stock paid to employees to be reported as wages. Although these two amounts were reported as wages received by each of Messrs. Miller, Trotman, Meyer and Owen, they are not included in the Summary Compensation Table.

As of December 31, 2005, the Named Executive Officers' aggregate restricted Common Stock holdings and their values (based on the $46.12 closing price of the Common Stock on the New York Stock Exchange on December 31, 2005) were as follows:

Miller	25,000 shares, $1,153,000
Trotman	25,000 shares, $1,153,000
Meyer	25,000 shares, $1,153,000
Owen	25,000 shares, $1,153,000
(4)
The following amounts are included in the above table: (a) Zenith's matching contributions made in fiscal year 2005 to The Zenith 401(k) Plan, as follows: Stanley R. Zax, none; Jack D. Miller, $7,000; Keith E. Trotman, $7,000; Robert E. Meyer, $7,000; and William J. Owen, $7,000; and (b) the dollar value of insurance premiums paid in fiscal year 2005 by, or on behalf of, Zenith with respect to term life insurance for the benefit of the Named Executive Officers, as follows: Stanley R. Zax, $36,630; Jack D. Miller, $5,940; Keith E. Trotman, $11,430; Robert E. Meyer, $3,870; and William J. Owen, $1,350.

(5)
Mr. Trotman was designated an Executive Officer on February 10, 2005.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        No options or SARs were granted to anyone, including Named Executive Officers, in fiscal year 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES(1)

				Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(1)
	Shares Acquired on Exercise (#)		Value Realized ($)
Name				Exercisable	Unexercisable	Exercisable	Unexercisable
Stanley R. Zax	1,198,500	(2)	23,792,366	—	—	—	—
Jack D. Miller	—		—	—	—	—	—
Keith E. Trotman	75,000	(3)	1,539,860	—	—	—	—
Robert E. Meyer	—		—	—	—	—	—
William J. Owen	—		—	—	—	—	—

(1)
All share numbers have been adjusted to reflect the three-for-two stock split in October 2005.

(2)
The shares acquired on exercise by Mr. Zax were part of a stock option grant for 1,500,000 shares awarded to him in 1996 that would have expired in March 2006. Mr. Zax paid for the exercise of the 1,198,500 shares by delivering to Zenith 530,838 shares of Common Stock already owned by him. Zenith withheld 303,091 shares (valued at $10,885,008 for payroll tax withholding purposes) from the 1,198,500 shares as reimbursement for Mr. Zax's withholding taxes related to the option exercise. Following Mr. Zax's exercise of the 1,198,500 shares, the number of shares of Common Stock owned by him increased by 364,570 shares.

(3)
Mr. Trotman's exercise took place prior to his designation as an Executive Officer in February 2005 and was pursuant to a stock option granted to him in 2000.

(The balance of this page has been left blank intentionally.)

EQUITY COMPENSATION PLAN INFORMATION

        The following is a summary, as of December 31, 2005, of the shares of Common Stock that may be issued pursuant to outstanding options, rights or warrants granted under Zenith's equity compensation plans and the number of shares available for future issuance under such plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	20,625	$20.51	769,000	(1)
Equity compensation plans not approved by security holders(2)	0	0	0

Total	20,625	$20.51	769,000	(1)

(1)
714,000 of the 769,000 shares are available for stock option grants under the 1996 Employee Stock Option Plan, which terminates on May 22, 2006. We have not made any grants of options of these shares since December 31, 2005 and do not intend to make any. Accordingly, none of the 714,000 shares will be available for future issuance after May 22, 2006.

(2)
There are currently no equity compensation plans not approved by security holders.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

        Stanley R. Zax, who serves as Zenith's Chairman of the Board and President, is employed under an employment agreement effective as of December 11, 1997, which, after its latest amendment in October 2004, provides for an employment term ending on December 31, 2009. Under his employment agreement, Mr. Zax is paid an annual base compensation plus an annual bonus to be determined under the Executive Officer Bonus Plan. Mr. Zax's annual base compensation is $1,200,000 for calendar years 2001 and 2002, $1,350,000 for calendar years 2003 and 2004, and $1,500,000 for calendar years 2005 through 2009, subject to such increases as the Board may determine from time to time. On September 6, 2005, the Board fixed Mr. Zax's annual compensation at $1,750,000 effective January 1, 2006. Zenith provides term life insurance on Mr. Zax's life in an aggregate amount of $5,250,000. Upon Mr. Zax's death, Zenith will continue to pay either his wife, children or estate his base compensation and annual bonus for a period of approximately twelve months. If Mr. Zax's employment is terminated for disability, he will receive his base compensation and annual bonus for a period of approximately twelve months less amounts received pursuant to any long term disability plans. If Mr. Zax's employment is terminated as a result of a breach by him of his employment agreement, he will receive his base compensation through the end of the month in which the termination occurs. If his employment is terminated for any reason other than for breach of his employment agreement, death, or disability, Zenith will pay Mr. Zax his base compensation and annual bonus through the term of his employment agreement. Upon a Change in Control (as defined in his employment agreement) of Zenith, all stock options and stock appreciation rights granted to Mr. Zax, to the extent not vested and exercisable at such time, become immediately vested and exercisable. If Mr. Zax's employment terminates within 270 days following a Change in Control, Mr. Zax may elect to be cashed-out of his stock options in lieu of exercising the options. In addition, if Mr. Zax's employment is terminated subsequent to any Change in Control, either by Mr. Zax within 180 days of the Change in Control or by Zenith for any reason other than disability or breach of his employment agreement, Mr. Zax is entitled to receive Severance Payments (as defined below). Upon Mr. Zax's retirement, a five-year consulting relationship would be entered into between Mr. Zax and Zenith, pursuant to which Mr. Zax would provide a specified number of consulting hours per quarter in return for Zenith's providing an office, secretarial assistance, an automobile allowance, health insurance and a consulting fee in a declining amount for each year of the five-year term of $750,000, $600,000, $500,000, $400,000, and $300,000, respectively.

        Jack D. Miller, who serves as Zenith's Executive Vice President and Zenith Insurance's President, is employed under an employment agreement effective November 1, 2004. His employment agreement provides for a term of five years from November 1, 2004, an initial annual compensation of $700,400 with such increases as the Compensation Committee may establish from time to time, eligibility for bonuses, and certain additional benefits that are generally available to all Zenith employees. Mr. Miller's base annual compensation is currently $700,400.

        Robert E. Meyer, who serves as Zenith's Senior Vice President and Zenith Insurance's Senior Vice President and Chief Actuary, is employed under an employment agreement effective November 1, 2004. His employment agreement provides for a term of five years from November 1, 2004, an initial annual compensation of $467,750 with such increases as the Compensation Committee may establish from time to time, eligibility for bonuses, and certain additional benefits that are generally available to all Zenith employees. Mr. Meyer's base annual compensation is currently $497,750.

        William J. Owen, who serves as Zenith's and Zenith Insurance's Senior Vice President, Chief Financial Officer, and Treasurer, is employed under an employment agreement effective as of November 1, 2004. His employment agreement provides for a term of five years from November 1, 2004, an initial annual compensation of $300,000 with annual increases of the greater of $15,000 or such amount as the Compensation Committee may establish from time to time, eligibility for bonuses, and certain additional benefits that are generally available to all Zenith employees. Mr. Owen's base annual compensation is currently $315,000.

        The employment agreements with Messrs. Miller, Meyer and Owen are identical in providing that each of them is entitled to "Severance Payments" and other benefits upon the early termination of employment due to either a termination by Zenith for other than cause or disability (both, as defined in the employment agreement) or a termination by the executive by reason of a constructive termination. Constructive termination is defined as termination by the executive because (a) he is prohibited or restricted in the performance of his duties, (b) any payment due him under his employment agreement remains unpaid for more than 60 days or (c) there is a Change in Control (as defined in the employment agreement) of Zenith and he has given written notice to Zenith of termination of his employment agreement within 180 days thereafter.

        For purposes of the foregoing, "Severance Payments" include the following benefits:

  (a)
  in the case of Messrs. Miller, Meyer and Owen, payment of amounts at normal payroll frequency equal to salary at the time of termination for the greater of six months or the remaining term of the employment agreement plus any bonus attributable to such period, except where constructive termination is based on a Change in Control of Zenith, in which case, payment would be a lump sum equal to the salary at time of termination for the greater of two years or the remaining term of the employment agreement plus any bonus attributable to such period;

  (b)
  in the case of Messrs. Miller, Meyer and Owen, full vesting of all stock option, restricted stock and similar rights;

  (c)
  in the case of Mr. Zax, a cash lump sum payment equal to the greater of (1) twice the sum of his then current base compensation and the highest annual bonus paid or payable during the three consecutive years immediately preceding termination of employment or (2) the actuarial equivalent of the base compensation and annual bonuses that would have been payable to him under the remaining term of his employment agreement;

  (d)
  continuation of life, disability, dental, accident and group health insurance benefits, plus an additional amount necessary to reimburse the executive for any taxes attributable solely to the executive's receipt of such benefits; and

  (e)
  an additional payment, if necessary, to assure that none of the above benefits are subject to net reduction due to the imposition of excise taxes under section 4999 of the Internal Revenue Code of 1986, as amended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        All decisions on Executive Officer compensation for fiscal year 2005 were made by the Compensation Committee. The committee consisted of Messrs. Tsai (Chairman), Miller, Rothenberg and Zavis.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

Executive Officers

        The level of compensation for Executive Officers of Zenith is intended to be competitive (that is, "attractive") and to provide appropriate incentives. Executive Officers of Zenith are generally compensated through salary, awards of shares of restricted Common Stock, discretionary bonuses and bonuses under the Executive Officer Bonus Plan (the "Bonus Plan"). The Bonus Plan is a performance-based compensation plan, approved by stockholders. It provides for bonuses to Executive Officers based upon attainment by Zenith in any fiscal year of an objectively measured performance goal, namely a combined ratio in its workers' compensation segment that is below the combined ratio for the workers' compensation insurance industry, taken as whole.

        The level of an Executive Officer's base compensation is generally based on a combination of (1) the performance of Zenith, (2) the performance of the insurance operation, if any, to which the Executive Officer is principally assigned and (3) a subjective and qualitative evaluation of the personal contribution made by the Executive Officer to Zenith. Success in these areas does not translate mechanically into compensation levels; the manner in which these factors are taken into account is discretionary with the Compensation Committee and is not based on any formulaic weighing.

        The principal measurements of Zenith's performance are the combined ratio of its workers' compensation segment, its overall profitability, and long term accumulation of consolidated stockholders' equity. Zenith strives for long term average combined ratios in its workers' compensation segment that are 100% or lower and that compare favorably in both the short- and long-term with insurers engaged in writing workers' compensation insurance. In addition, Zenith endeavors to achieve loss ratios in its workers' compensation segment that are consistently lower than the workers' compensation industry averages over the long term.

        With respect to the subjective and qualitative evaluation of an Executive Officer's personal contribution to the business of Zenith, a variety of factors are taken into account. These factors vary and include, but are not limited to, the manner in which the Executive Officer favorably affects Zenith's combined ratio and profitability. Equally important is the manner in which the Executive Officer performs in Zenith's environment, which cultivates an entrepreneurial spirit, compliance with ethical operating standards, customer service, teamwork, an understanding and use of technology, and a commitment to education. Zenith believes an entrepreneurial spirit fosters above-average results, promotes sound execution of good business fundamentals, and helps maintain a pool of talented employees. Compliance with strong ethical operating standards is important, not only to assure a disciplined business approach, but to preserve Zenith's reputation. An orientation towards customer service promotes Zenith's focused workers' compensation strategy. Adherence to teamwork is crucial to the effective and efficient implementation of Zenith's goals. Understanding, adopting and using technology are necessary for Zenith to continually improve the delivery of services. A commitment to education means a dedication to lifelong learning and training for oneself and creating conditions so that the workforce is similarly dedicated. Such dedication is critical to Zenith's ability to address changes in market conditions and to use such changes to its competitive advantage. In such an environment, proactive approaches that are innovative, yet controlled and well considered, are strongly encouraged and rewarded.

        On the operational side, activities that demonstrate an opportunistic outlook, anticipation of changing business conditions and the development of postures to take advantage of opportunities to increase short- and long-term profits are rewarded. On the administrative side, efficiency, competence, strong compliance efforts, anticipation and avoidance of problems, as well as innovation, are rewarded.

        Certain of the Executive Officers are employed under employment agreements that provide for minimum base compensation, some automatic annual increases, and annual bonuses. Determinations as to salary increases for these Executive Officers that are in addition to those set out in their employment agreements, as well as increases for any Executive Officer without an employment agreement, are discretionary and are not made on the basis of a formulaic weighting of the factors described above.

        Bonuses are generally, but not exclusively, determined for Executive Officers in accordance with the Bonus Plan. The amount of an Executive Officer's bonus that is outside the Bonus Plan is determined by the Compensation Committee in its discretion, taking into account the factors used to determine base compensation and any other factors it determines to be relevant.

        The Bonus Plan provides for annual bonuses to an Executive Officer up to an amount equal to:

  •
  100% of his or her salary at the beginning of the fiscal year if Zenith's workers' compensation combined ratio for such fiscal year is at least three percentage points, but less than five percentage points, below the workers' compensation industry combined ratio or

  •
  150% of his or her salary at the beginning of the fiscal year if Zenith's workers' compensation combined ratio for such fiscal year is at least five percentage points below the workers' compensation industry combined ratio;

provided, however, that, in either instance, the Compensation Committee may, in its sole discretion, on a case by case basis, reduce such bonus by any amount.

        In 2005, Zenith's combined ratio was 80.9% and the industry's combined ratio, as estimated and reported by A.M. Best Company, was 106.2%. Zenith's combined ratio was 25 percentage points lower than the combined ratio for the industry and, accordingly, the objective performance goal under the Bonus Plan was met. A bonus of up to 150% of each Executive Officer's salary as of January 1, 2005 would have been payable to each of the Executive Officers with respect to Fiscal Year 2005, as follows:

	Salary as of January 1, 2005	150%
Jack D. Miller	$700,400	$1,050,600
Robert E. Meyer	$467,750	$701,625
Keith E. Trotman	$369,534	$554,303
William J. Owen	$300,000	$450,000

However, the Compensation Committee exercised its discretion and reduced the bonuses payable under the Bonus Plan for Fiscal Year 2005 to these Executive Officers to the following amounts:

Jack D. Miller	$500,000
Robert E. Meyer	$400,000
Keith E. Trotman	$500,000
William J. Owen	$400,000

In arriving at the foregoing amounts, in addition to undertaking subjective and qualitative evaluations of the Executive Officers, the Committee took into consideration that awards of restricted stock were made to all Executive Officers, other than Mr. Zax, in December 2005 and that when the Bonus Plan was initially established, the Company did not have a restricted stock plan.

Stanley R. Zax, Chief Executive Officer

        Mr. Zax's annual base salary of $1,500,00 for 2005 was specified in his employment agreement (as amended in November 2004), which provides that his annual base compensation for 2005 through 2009 was to be $1,500,000, subject to such increases as the Compensation Committee may determine from time to time. Please see "Employment Agreements and Termination of Employment and Change in Control Arrangements" elsewhere in this Proxy Statement for a further description of Mr. Zax's employment agreement.

        Increases in Mr. Zax's annual compensation are at the discretion of the Compensation Committee and are not based on a formulaic weighting of factors. In determining whether to grant any salary increase, the same performance criteria that are applied to Executive Officers in general are applied to Mr. Zax, as well as a consideration of any increases in stockholder value that may be attributable to his efforts.

        Taking the objective and subjective criteria described above into account, the Compensation Committee was pleased with Mr. Zax's performance in 2005. Net income and the workers' compensation combined ratio for 2005 both improved as compared to prior years. Net income for 2005 was $157.7 million compared to $119.0 million for 2004. The combined ratio of the workers' compensation segment in 2005 was 80.9% as compared to 88.5% for 2004; and stockholders' equity per share at December 31, 2005 was $19.14 as compared to $17.28 at December 31, 2004. Zenith achieved a return on average equity of 26.3% in the year ended December 31, 2005 while the ratio of Zenith's debt to total debt and equity improved considerably from 27% at December 31, 2004 to 8% at December 31, 2005 after conversions in 2005 of approximately $123.8 million aggregate principal amount of Zenith's convertible debt. A three-for-two split of the outstanding Common Stock was undertaken in October 2005 at Mr. Zax's recommendation. And, it is to be noted that the closing price of the Common Stock on the New York Stock Exchange on December 31, 2005, was $46.12, as compared to $33.23 at December 31, 2004 (as adjusted for the three-for-two stock split that occurred in October 2005).

        Based on the foregoing, the Compensation Committee took the following actions relative to Mr. Zax's compensation:

  •
  It increased Mr. Zax's annual compensation to $1,750,000 effective January 1, 2006 and

  •
  It elected to pay Mr. Zax a bonus of $2,250,000 under the Bonus Plan, which is the amount that would have been payable to him, without reduction, as computed under the objective formula of the Bonus Plan (150% of his salary of $1,500,000 as of January 1, 2005).

        Mr. Zax was present for the deliberations by the Compensation Committee with respect to determination of his annual compensation, but was not present for the determination of his bonus.

Stock Awards to Executive Officers

        Stock Option Grants to Executive Officers.    In the past, the Compensation Committee had granted options to Executive Officers to purchase Common Stock, as a part of compensation. The last time options were granted to Executive Officers was in 2000 and no Executive Officer holds any unexercised options. The stock option plan under which options may be granted terminates on May 22, 2006.

        Restricted Stock Awards to Executive Officers.    From time to time, the Compensation Committee may award shares of restricted Common Stock to Executive Officers. Such awards are made under the Amended and Restated 2004 Restricted Stock Plan and are considered a part of compensation to recognize an Executive Officer's contribution and to reinforce that Executive Officer's long term commitment to Zenith's success. The Compensation Committee's determination to award shares of restricted Common Stock to an Executive Officer (other than the Chief Executive Officer) is based on the recommendation of the Chief Executive Officer, subjective measures and prior awards to that Executive Officer. Beyond these general considerations, there is no particular formula governing the number of shares awarded.

        In 2005, the following shares of restricted Common Stock were awarded to Executive Officers:

Jack D. Miller	10,000 shares
Keith E. Trotman	10,000 shares
Robert E. Meyer	10,000 shares
William J. Owen	10,000 shares

Section 162(m) Policy

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the federal income tax deduction that a public corporation may claim for annual compensation paid to certain executive officers. The limitation with respect to each affected Executive Officer is $1,000,000 per year. However, the limitation does not apply to compensation which is performance-based, earned under a plan approved by the corporation's stockholders and which satisfies certain other conditions set forth in Section 162(m) and the regulations thereunder. Stock option grants awarded to Executive Officers under Zenith's 1996 Employee Stock Option Plan and bonuses payable under the Bonus Plan are intended to comply with Section 162(m). Accordingly, neither income accruing to Executive Officers upon exercise of stock options nor the amount of any bonus payment made to Executive Officers under the Bonus Plan should be subject to the $1,000,000 limit on deductibility. However, discretionary bonuses and any income recognized upon the vesting of shares of restricted Common Stock are subject to such limit on deductibility. The Board has determined that Zenith will pay Mr. Zax's annual salary even though some or all of the total of Mr. Zax's annual salary over $1,000,000 may not be deductible by Zenith. The Board has also determined that Zenith will pay the annual salary, discretionary bonus, and will award shares of restricted Common Stock to Executive Officers, even though some or all of an Executive Officer's income over $1,000,000 may not be deductible by Zenith.

                              Gerald Tsai, Jr., Chairman
                              Robert E. Miller
                              Alan I. Rothenberg
                              Michael Wm. Zavis

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STOCK PRICE PERFORMANCE GRAPH

        The Stock Price Performance Graph below compares the cumulative total returns of the Common Stock ("ZNT"), the Standard and Poor's 500 Stock Index ("S&P 500") and the Standard and Poor's 500 Property-Casualty Insurance Index ("S&P PC") for a five year period. Stock price performance is based on historical results and is not necessarily indicative of future stock price performance. The following graph assumes $100 was invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Common Stock, the S&P 500 and the S&P PC. The calculation of cumulative total return assumes reinvestment of dividends. The graph was prepared by Standard and Poor's Institutional Market Services, which obtained factual materials from sources believed by it to be reliable, but which disclaims responsibility for any errors or omissions contained in such data.

Comparative Five-Year Total Returns
Zenith, S&P 500 and S&P PC
(Performance results through 12/31/05)

APPROVAL OF THE ZENITH NATIONAL INSURANCE CORP.
SECOND AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN TO INCREASE THE
NUMBER OF SHARES AVAILABLE FOR AWARD UNDER THE PLAN BY 250,000 SHARES
(Item 2 on Proxy Card)

        The Zenith National Insurance Corp. Amended and Restated 2004 Restricted Stock Plan (the "2004 Restricted Stock Plan") permits the awarding of restricted stock to our employees and non-employee Directors. Generally, "restricted stock" is Common Stock that may not be transferred or otherwise disposed of for a specified period of time. The purposes of the 2004 Restricted Stock Plan are to attract and retain highly qualified personnel who will contribute to Zenith's success and to provide incentives that are linked directly to increases in stockholder value. The 2004 Restricted Stock Plan was approved by stockholders at the 2005 Annual Meeting of Stockholders as an amendment to and restatement of the previously existing plan, so as to permit awards to non-employee Directors in addition to employees.

        We are asking Zenith's stockholders to approve an amendment to and restatement of the 2004 Restricted Stock Plan, which would enable Zenith to award an additional 250,000 shares of restricted stock to our employees and non-employee Directors, up to a maximum total of 625,000 shares of Common Stock. The 2004 Restricted Stock Plan currently provides for a maximum of 375,000 shares of restricted stock to be awarded. This number reflects an adjustment from 250,000 shares as a result of the three-for-two stock split in October 2005.

        Currently, 42,500 shares remain available for awards under the 2004 Restricted Stock Plan.

        On February 7, 2006, upon the recommendation of the Compensation Committee, the Board adopted the Second Amended and Restated 2004 Restricted Stock Plan (the "Second Amended and Restated Plan"), subject to stockholder approval, to increase the number of shares available for awards by 250,000 shares and recommended that stockholders approve such amended and restated plan. In adopting the Second Amended and Restated Plan, the Board determined that the 42,500 shares then remaining available for awards were insufficient to provide for the continued proper compensation and incentivization of non-employee Directors and employees and that increasing the number of shares available for awards reflects the best interests of Zenith and its stockholders.

        The only other equity compensation plan that we have is a stock option plan. As of March 27, 2006, there are outstanding options to purchase 16,875 shares of Common Stock under that plan, and 714,000 shares of Common Stock remain available for grant under the plan. We do not intend to make any further grants under this plan and after its expiration on May 22, 2006, no additional grants may be made under the plan.

        The essential features of the Second Amended and Restated Plan are summarized below. The following summary of the Second Amended and Restated Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Second Amended and Restated Plan, which is attached as Appendix "A" to this Proxy Statement.

General

        Under the Second Amended and Restated Plan, 625,000 shares of Common Stock would be reserved for issuance as restricted stock pursuant to grants under the plan. If an award is forfeited in whole or in part, the forfeited shares that were subject to the award will become available for future grants under the Second Amended and Restated Plan, unless the plan has been terminated.

        The Second Amended and Restated Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly known as "ERISA").

        As of March 27, 2006, the per share closing price of the Common Stock was $49.15, as reported on the New York Stock Exchange for such date. The actual benefits to the holders of restricted stock issued under the Second Amended and Restated Plan are not determinable prior to the vesting of such shares of restricted stock, as the value of the Common Stock may fluctuate between the time of grant and the time such shares become non-forfeitable and free of restrictions (i.e., "vested").

Administration

        The Second Amended and Restated Plan may be administered by the Board or by the Compensation Committee of the Board. The Compensation Committee is currently administering the existing plan. The plan administrator has the authority to grant awards of restricted stock and otherwise administer the Second Amended and Restated Plan. Members of the Board receive no additional compensation for their services in connection with the administration of the Second Amended and Restated Plan.

Eligibility

        Employees and non-employee Directors of Zenith and its subsidiaries are eligible to receive awards under the Second Amended and Restated Plan. The plan administrator selects the individuals who will receive awards under the Second Amended and Restated Plan, and determines the terms of awards to be granted and the number of shares subject to these awards. In making these determinations, a number of factors are taken into account, including the duties and responsibilities of the individual, the value of the individual's services to Zenith, the individual's present and potential contribution to Zenith's success and other relevant factors. As of March 27, 2006, there were approximately 1,800 employees and 8 non-employee Directors eligible to receive grants under the Second Amended and Restated Plan; Mr. Zax would be eligible to receive grants as an employee.

Restricted Stock

        Upon the granting of restricted stock under the Second Amended and Restated Plan, the participant is advised in writing of the terms, conditions and restrictions related to the award, including among other things, the number of shares of Common Stock that are subject to the award, the price to be paid, restrictions on the transferability or disposition of the Common Stock and any other terms, conditions and restrictions applicable to the award as determined by the plan administrator.

        Due to state law requirements, participants must pay at least par value ($1.00) for the restricted stock. This purchase price may be paid in cash, or, at the discretion of the plan administrator, by (a) delivery of unrestricted shares of Common Stock that have been held for at least six (6) months, (b) cancellation of indebtedness, (c) services rendered, or (d) any combination of the foregoing. We anticipate that the purchase price for shares of restricted stock awarded under the Second Amended and Restated Plan will be paid with services rendered.

        The plan administrator also prescribes the restrictions and conditions imposed on the restricted stock award. Under the plan, an award of restricted stock granted to an employee will become vested:

  •
  with respect to 50% of the shares subject to such award, no earlier than two (2) years from the date of grant of the award; and

  •
  with respect to the remaining 50% of the shares subject to such award, no earlier than four (4) years from the date of grant of the award.

        Under the plan, an award of restricted stock granted to a non-employee Director will become vested no earlier than with respect to one-third (1/3) of the shares subject to such award on each of the first three (3) anniversaries of the date of grant of the award.

        Under the plan, an award of restricted stock will become fully vested upon the participant's death or termination of employment or service due to disability. The plan administrator may also accelerate the vesting of an award in its discretion, based upon factors it determines appropriate, including but not limited to, the attainment of certain performance-related goals or the termination of the employee's employment or service with Zenith.

        In accordance with the parameters set out above, awards of restricted stock made to date by the plan administrator to employees vest at two years after the grant as to one-half of the award and at four years after the grant as to the balance. Awards of restricted stock made to date by the plan administrator to non-employee Directors vest one third a year for the three years after the grant.

        In general, the recipient of a restricted stock award will have the rights of a holder of Common Stock, including the right to vote the shares and the entitlement to cash dividends.

        The agreement between the participant and Zenith evidencing an award under the Second Amended and Restated Plan may contain such other terms, provisions and conditions not inconsistent with the Second Amended and Restated Plan as may be determined by the plan administrator. The forms of agreement currently used by the plan administrator for grants to employees and non-employee Directors under the 2004 Restricted Stock Plan are filed as exhibits to Zenith's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Adjustments upon Changes in Capitalization

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock, the plan administrator shall determine to what extent an equitable substitution or proportionate adjustment shall be made in (1) the aggregate number of shares of the Common Stock reserved for issuance under the Second Amended and Restated Plan, and (2) the kind, number and purchase price of shares of the Common Stock subject to outstanding awards of restricted stock granted under the plan. Other substitutions or adjustments shall be made as determined in the plan administrator's discretion, including the cancellation of any outstanding awards in exchange for payment in cash or other property.

Effect of a Change in Control of Zenith

        In the event of a change in control of Zenith, unless an award of restricted stock is assumed by the successor corporation or substituted with an equivalent award, the restricted stock will become fully vested and free of restrictions. A "change in control" of Zenith is defined in the Second Amended and Restated Plan, and generally includes any of the following:

  •
  a person or entity becomes the owner of 50% or more of the voting stock of Zenith (including by way of a merger or consolidation);

  •
  a majority of the Board is replaced by directors who were not approved or recommended by the incumbent Board;

  •
  Zenith's stockholders approve a plan of complete liquidation or dissolution of Zenith; or

  •
  all or substantially all the assets of Zenith are sold or disposed of.

Amendment and Termination

        The Board may amend or terminate the Second Amended and Restated Plan at any time; provided, that to the extent required by applicable law or stock exchange rules, stockholder approval is necessary to amend the plan to (1) increase the number of shares reserved for issuance under the plan or (2) change the class of persons eligible to participate in the plan. The plan administrator may amend the terms of any outstanding award. However, no amendment to the plan or to an award may impair any award previously granted under the Second Amended and Restated Plan unless agreed to by the affected participant.

        The Second Amended and Restated Plan will terminate on the tenth anniversary of the date the plan was originally approved by Zenith's stockholders (May 26, 2014), provided that any awards then outstanding under the Second Amended and Restated Plan will remain outstanding until they expire by their terms.

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New Plan Benefits

        Zenith cannot currently determine the number of shares of restricted stock that may be granted under the Second Amended and Restated Plan in the future to employees and Directors, but, in any event, no more than a maximum of 625,000 shares will be granted. However, pursuant to the compensation plan currently established for non-employee Directors, each of the eight non-employee Directors who are elected at the Annual Meeting will be awarded 2,250 shares of restricted stock following such election. The aggregate value and number of such shares are shown in the following table.

Proposed Awards

Zenith National Insurance Corp. Second Amended and Restated 2004 Restricted Stock Plan

Name and Position	Dollar Value ($)	Number of Units
Stanley R. Zax	0	0
Jack D. Miller	0	0
Keith E. Trotman	0	0
Robert E. Meyer	0	0
William J. Owen	0	0
All current Executive Officers as a group	0	0
All current Directors (other than Executive Officers) as a group	884,700	18,000
All employees (including all current officers who are not Executive Officers) as a group	0	0

        "Dollar Value" is $49.15 per share, the closing price of the Common Stock on March 27, 2006, multiplied by the Number of Units anticipated to be granted to the non-employee Director.

        "Number of Units" is the anticipated number of shares of restricted stock to be granted to the non-employee Directors as a group.

        In order to be adopted, this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and voting at the Annual Meeting, including abstentions (which are counted as votes against the proposal) but excluding broker non-votes (which are not counted).

THE COMPENSATION COMMITTEE OF OUR BOARD AND OUR BOARD HAVE DETERMINED THAT THE ZENITH NATIONAL INSURANCE CORP. SECOND AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN IS IN THE BEST INTERESTS OF ZENITH AND ITS STOCKHOLDERS AND HAVE APPROVED THE SECOND AMENDED AND RESTATED PLAN. OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SECOND AMENDED AND RESTATED PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR AWARD UNDER THE PLAN BY 250,000 SHARES.

ADOPTION OF ZENITH'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION,
WHICH INCREASES THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM
50 MILLION TO 100 MILLION
(Item 3 on Proxy Card)

        Our current Certificate of Incorporation authorizes the issuance of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). On March 27, 2006 there were approximately 37,265,000 shares of Common Stock outstanding and approximately 7,695,000 shares of Common Stock held by us as treasury shares. There are no shares of Preferred Stock outstanding.

        In October 2005, we effected a three-for-two stock split of the Common Stock in the form of a stock dividend, which used a substantial portion of the authorized shares then available for issuance. As of March 27, 2006, there were approximately 5,052,000 authorized but unissued shares of Common Stock, of which 16,875 shares are reserved for outstanding stock options, 42,500 shares are reserved for restricted stock awards, and approximately 69,000 shares are reserved for conversion of our convertible senior notes.

        Our Board has unanimously determined that it is advisable and in the best interests of Zenith and its stockholders to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 shares, so as to have an adequate number of authorized but unissued shares of Common Stock for future needs, and the Board is so recommending to stockholders. This will increase the number of authorized but unissued shares of Common Stock to approximately 55,052,000 shares. The proposed increase in the number of authorized shares of Common Stock would give our Board the flexibility to issue shares of Common Stock, from time to time, for bona fide corporate purposes, without further action by stockholders, except as may required by law, regulation, or stock exchange rules. Hence, although we have no current plans to issue additional shares of Common Stock that would be authorized by this proposal, we will be in position, as appropriate, to effect stock splits, enter into acquisition transactions, engage in equity or convertible debt financings, provide equity incentives to employees, officers and directors, and declare and distribute stock dividends or distributions.

        The Board also concluded that it would be appropriate to amend and restate the Certificate of Incorporation, as permitted under Delaware law, to effect not only the change in the number of authorized shares of Common Stock, but also to:

  •
  Consolidate the original Certificate of Incorporation and all amendments into one document;

  •
  Eliminate unnecessary provisions relating to Zenith's original incorporation and a series of preferred stock that has been redeemed;

  •
  Simplify the "purpose clause;" and

  •
  Revise the provisions relating to indemnification of officers and directors.

        There is no change in the number of authorized shares of Preferred Stock or in the provisions of the Certificate of Incorporation that govern the terms of the Preferred Stock.

        The text of the Amended and Restated Certificate of Incorporation, as it is proposed to be adopted, is attached hereto as Appendix "B."

        The additional authorized shares of Common Stock would become a part of the existing class of Common Stock. Any issuance of additional shares of Common Stock could have a dilutive effect on current holders of Common Stock. Further, although not the intention of this proposal, the increase in authorized shares of Common Stock and a subsequent issuance of such shares could have the effect of delaying or preventing a change in control of Zenith (i.e., as an anti-takeover device). Within limits imposed by applicable law, shares of authorized, but unissued, shares could be issued that would dilute the stock ownership or voting power of a person seeking to gain control of Zenith, thereby making a change of control of Zenith more costly and difficult and thus, less likely. The Board is not aware of any attempt to obtain control of Zenith and is not presenting this proposal with the intention that it be used as an anti-takeover device. The Board's proposal is based solely on business and financial considerations.

        If stockholders approve this proposal, the Amended and Restated Certificate of Incorporation will be filed with the Delaware Secretary of State as soon as practicable after the Annual Meeting and will become effective upon such filing.

        In order to be adopted, this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes will be counted as votes against the proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF ZENITH'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, WHICH INCREASES THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50 MILLION TO 100 MILLION.

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RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006
(Item 4 on Proxy Card)

        PricewaterhouseCoopers LLP ("PwC"), an Independent Registered Public Accounting Firm with the Public Company Accounting Oversight Board, was Zenith's independent auditors for fiscal year 2005 and the Audit Committee has appointed PwC as the independent auditors to examine and report to stockholders on the consolidated financial statements of Zenith and its subsidiaries for fiscal year 2006. We are asking stockholders to ratify the appointment of PwC. Representatives of PwC will be present at the Annual Meeting and will be given an opportunity to make a statement, as well as being available to respond to appropriate questions.

INFORMATION RELATING TO INDEPENDENT AUDITORS AND THEIR FEES

Independent Auditors Fees

        Fees billed to Zenith by PwC were as follows:

Audit Fees

        The aggregate fees (including expenses) billed in 2005 and 2004 to Zenith by PwC for professional services rendered for the audit of Zenith's financial statements for the years ended December 31, 2005 and December 31, 2004 and reviews of financial statements included in the Quarterly Reports on Form 10-Q for 2005 and 2004, as well as services provided by PwC in connection with Zenith's statutory and regulatory filings or engagements in 2005 and 2004 were $1,783,100 and $2,018,300, respectively. $126,000 of the 2004 audit fees was reimbursed to Zenith by Fairfax Financial Holdings Limited ("Fairfax Financial") pursuant to the agreement between them regarding Zenith's registration with the Commission of the sale by certain Fairfax Financial affiliates of 3.1 million shares of Common Stock. $686,000 and $948,000 of the 2005 and 2004 audit fees, respectively, related to PwC's audit of management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31 of 2005 and 2004, respectively.

        The foregoing is summarized in tabular form as follows:

	2005	2004
Aggregate Audit Fees	$1,783,100	$2,018,300
Less: Reimbursement from Fairfax		(126,000)

Net Audit Fees	$1,783,100	$1,892,300

Included in the Net Audit Fees shown above for audit of internal control over financial reporting	$686,000	$948,000

Audit-Related Fees

        The aggregate fees (including expenses) billed to Zenith in 2005 and 2004 by PwC for assurance and related services by PwC that are reasonably related to the performance of the audit or reviews of Zenith's financial statements for 2005 and 2004 that are not reported under "Audit Fees" were $31,800 and $41,500, respectively. The services comprising these fees were: audits of Zenith's 401(k) plan in 2005 and 2004 and reviews of Zenith's documentation of internal control over financial reporting in 2004.

Tax Fees

        The aggregate fees billed to Zenith in 2005 and 2004 by PwC for professional services rendered by PwC for tax compliance, tax advice and tax planning were $83,168 and $70,738, respectively. The services comprising these fees were primarily reviews and advice on Zenith's federal income and state franchise tax returns for 2005 and 2004.

All Other Fees

        The aggregate fees billed to Zenith in 2005 and 2004 by PwC for products and services (other than the services reported under "Audit Fees," "Audit-Related Fees" and "Tax Fees") were $8,520 and $5,413, respectively. The products and services comprising the fees were a license in 2005 and 2004 to use PwC's proprietary accounting research database.

Pre-Approval of Independent Auditors' Services

        All of PwC's services were pre-approved by the Audit Committee in 2005. The Audit Committee pre-approves services either by: (1) approving a request from management to engage PwC for a specific project at a specific fee or rate or (2) by pre-approving certain types of services that would comprise the fees within each of the above captions at PwC's usual and customary rates. The services pre-approved for each of the above captions under this second category of pre-approval were: "Audit Services," review of unaudited consolidated quarterly financial statements included in the Quarterly Reports on Form 10-Q prior to filing and reviews conducted in connection with registration statements filed with the Commission; "Tax Fees," review of, and advice on, federal and state tax returns; and "All Other Fees," license of PwC's proprietary accounting research database.

        There were no waivers of the pre-approval requirements. All services were pre-approved by the Audit Committee prior to the commencement of services by PwC.

        Stockholder ratification of the appointment of PwC as Zenith's independent auditors is not required under Delaware law or under our Certificate of Incorporation or bylaws. If stockholders do not ratify the appointment of PwC as Zenith's independent auditors for fiscal year 2006, the Audit Committee will evaluate what would be in the best interests of Zenith and its stockholders and consider whether to appoint new independent auditors. Even if stockholders ratify the appointment of PwC, the Audit Committee, in its discretion, may appoint a different independent auditor at any time during the year if the Audit Committee determines that such change would be in the best interests of Zenith and its stockholders.

        In order to be adopted, this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and voted at the Annual Meeting, including abstentions.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2006.

CERTAIN TRANSACTIONS WITH FAIRFAX FINANCIAL

        As of December 31, 2005, Fairfax Financial and its affiliates beneficially owned over 10% of the outstanding Common Stock. After December 31, 2005, Fairfax Financial sold all of its shares of Common Stock to a third party.

        Odyssey Re Holdings Corp. ("Odyssey Re") is a majority-owned subsidiary of Fairfax Financial and Odyssey America Reinsurance Corporation ("Odyssey America") is a wholly-owned subsidiary of Odyssey Re. Odyssey America and Zenith Insurance and its insurance subsidiaries were parties to a ten percent quota share ceded reinsurance agreement with Odyssey America relating to all new and renewal business written by Zenith Insurance and its insurance subsidiaries for three years commencing January 1, 2002. Zenith Insurance terminated the quota share agreement effective December 31, 2004. In connection with the termination, Zenith Insurance also elected to reassume the ceded unearned premiums in force as of December 31, 2004 of approximately $8 million, net of commission. In 2005, pursuant to the ten percent quota share ceded reinsurance agreement, Zenith Insurance paid approximately $1.0 million in net premium adjustments to Odyssey America and Odyssey America paid approximately $19.0 million to Zenith Insurance and its insurance subsidiaries for losses and loss expenses. At December 31, 2005, Odyssey America's share of the loss reserves on the ceded business was approximately $49.3 million.

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

        On February 12, 2003, the Board adopted a "Code of Ethics for Senior Financial Officers," which was revised and readopted by the Board on February 11, 2004. This code applies to Zenith's principal executive officer, its principal financial officer and its principal accounting officer and a copy of the code, as currently amended and restated, is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to Hyman J. Lee Jr., Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

CODE OF BUSINESS CONDUCT AND ETHICS

        On February 12, 2003, the Board adopted a "Code of Business Conduct and Ethics," which was revised and readopted by the Board on February 11, 2004. On May 18, 2005, minor revisions were made to it. This code applies to Zenith's officers, directors and employees and a copy of the code, as currently amended and restated, is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to Hyman J. Lee Jr., Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL
MEETING OF STOCKHOLDERS

        Stockholders of Zenith who intend to submit proposals to Zenith's stockholders at the next annual meeting of stockholders to be held in 2007 must submit such proposals to Zenith no later than December 6, 2006 in order for them to be included in Zenith's proxy materials for such meeting or no later than February 19, 2007 if proposals are not sought to be included in such proxy materials. Stockholder proposals should be submitted to Hyman J. Lee Jr., Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

By Order of the Board of Directors
/s/ HYMAN J. LEE JR. Hyman J. Lee Jr. Vice President and Secretary
Dated: April 5, 2006

Appendix A

ZENITH NATIONAL INSURANCE CORP.

SECOND AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN

Section 1.    General Purpose of Plan; Definitions.

        This plan is the Zenith National Insurance Corp. 2004 Restricted Stock Plan (the "Plan"). The purpose of the Plan is to enable the Company (as defined below) to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (as defined below) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        (a)   "Administrator" means the Board or the Committee, as appointed by the Board in accordance with Section 2 below.

        (b)   "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

        (c)   "Board" means the board of directors of the Company.

        (d)   "Change in Control" means, following the Effective Date, one of the following events:

    (1)
    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in subclause (x) of clause (3) below; or

    (2)
    the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: (i) directors who, on the date hereof, constitute the Board and any (ii) new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

    (3)
    there is consummated a merger or consolidation of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) in which no

      Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

    (4)
    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which is owned by substantially all of the stockholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        (e)   "Committee" means the Compensation Committee of the Board. If at any time or to any extent the Board does not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

        (f)    "Company" means Zenith National Insurance Corp., a Delaware corporation (or any successor corporation).

        (g)   "Disability" means the inability of a Participant to substantially perform his or her duties and responsibilities to the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six (6) months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant's work duties for six (6) months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

        (h)   "Effective Date" shall have the meaning set forth in Section 10.

        (i)    "Eligible Recipient" means an employee or director of the Company or of any Parent or Subsidiary.

        (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        (k)   "Fair Market Value" means, as of any given date, with respect to any awards granted hereunder, (A) the closing sale price of a share of Stock on such date on the principal securities exchange on which the Company's equity securities are listed or traded, (B) the fair market value of a share of Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, or (C) the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

        (l)    "Parent" means any entity that is the Beneficial Owner of 50% or more of the combined voting power of all classes of stock of the Company.

        (m)  "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive awards of Restricted Stock.

        (n)   "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any

Parent or Subsidiary, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by substantially all of the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        (o)   "Plan" shall have the meaning set forth in the first paragraph of this Section 1.

        (p)   "Restricted Period" shall have the meaning set forth in Section 5(f)(i).

        (q)   "Restricted Stock" means shares of Stock subject to restrictions on sale, transfer, pledge or assignment during a Restricted Period pursuant to Section 5.

        (r)   "Restricted Stock Award Agreement" shall have the meaning set forth in Section 5(d).

        (s)   "Stock" means the common stock, par value $1.00 per share, of the Company.

        (t)    "Subsidiary" means any entity with respect to which the Company is the Beneficial Owner of 50% or more of the total combined voting power of all classes of stock of such entity.

        (u)   "Unrestricted Stock" means Restricted Stock for which the Restricted Period has lapsed.

Section 2.    Administration.

        The Plan shall be administered in accordance with the requirements of Rule 16b-3, promulgated under the Exchange Act, by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the discretion of the Board.

        The Administrator shall have the power and authority to grant awards of Restricted Stock to Eligible Recipients pursuant to the terms of the Plan. Except as otherwise provided herein, the Administrator shall have the authority:

        (a)   to select those Eligible Recipients who shall be Participants;

        (b)   to determine whether and to what extent awards of Restricted Stock are to be granted hereunder to Participants;

        (c)   to determine the number of shares of Stock to be covered by each award granted hereunder and the purchase price thereof; and

        (d)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each award granted hereunder, including, but not limited to the restrictions applicable to awards of Restricted Stock and the conditions under which restrictions applicable to such awards of Restricted Stock shall lapse.

        The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

        All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.    Stock Subject to Plan.

        The total number of shares of Stock reserved and available for issuance under the Plan shall be 625,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. To the extent that any shares of Stock subject to any award of Restricted Stock granted hereunder are forfeited, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Stock reserved for issuance under the Plan, and (ii) the kind, number and purchase price of shares of Stock subject to outstanding awards of Restricted Stock granted under the Plan, in each case, as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 4.    Eligibility.

        Eligible Recipients shall be eligible to receive awards of Restricted Stock. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such award.

Section 5.    Restricted Stock.

        (a)    General.    Awards of Restricted Stock may be granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of shares to be awarded; the price to be paid by the Participant for the acquisition of Restricted Stock; the Restricted Period (as defined in Section 5(f)) applicable to awards of Restricted Stock, including any applicable performance objectives; and all other conditions of the awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

        (b)    Purchase Price.    The Administrator shall determine the purchase price to be paid for each share of Restricted Stock; provided, that such per share purchase price shall not be less than par value.

        (c)    Form of Payment.    The purchase price for an award of Restricted Stock may be paid in cash or its equivalent. The Administrator may in its discretion allow payment in the form of (i) shares of unrestricted Stock owned by the Eligible Recipient for greater than six (6) months, the Fair Market Value of which on the purchase date is equal to the purchase price of the Restricted Stock, (ii) cancellation of indebtedness, (iii) services rendered or (iv) any combination of the foregoing.

        (d)    Awards and Certificates.    The prospective recipient of awards of Restricted Stock shall not have any rights with respect to any such award unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company within a period of thirty (30) days (or such other period as the Administrator may specify) after the award date.

        (e)    Form of Restricted Stock.    The Company may, in its discretion, reflect ownership of Restricted Stock through the issuance of stock certificates, in book-entry form or any combination thereof.

        If the Company elects to issue stock certificates evidencing shares of Restricted Stock, the Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of shares of Restricted Stock. Such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such award. The Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in escrow in the custody of the Company (or as otherwise determined by the Administrator) until the restrictions thereon have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Stock covered by such award. Promptly after the Restricted Period has lapsed without forfeiture in respect of such shares of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine, certificates for shares of Unrestricted Stock shall be delivered to the Participant.

        If the Company elects to reflect Restricted Stock ownership in book-entry form, it shall establish on its books a Restricted Stock account in the Participant's name, and shall credit to such account the number of shares of the Participant's Restricted Stock. The book entry shares of Restricted Stock shall be subject to the restrictions described in Section 5(f) until the termination of the Restricted Period, whereupon the shares of Unrestricted Stock shall promptly be transferred to the Participant in the form and registration as indicated by the Participant.

        (f)    Restrictions and Conditions.    The awards of Restricted Stock granted pursuant to this Section 5 shall be subject to the following restrictions and conditions:

    (i)
    Subject to the provisions of the Plan and the Restricted Stock Award Agreement governing any such award, during such period as may be established by the Administrator commencing on the date of grant (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals or the Participant's termination of employment or service as a director with the Company or any Parent or Subsidiary. Subject to the foregoing, the following shall apply to all awards of Restricted Stock:

    (1)
    with respect to awards of Restricted Stock granted to employees, except with respect to the lapse of the Restricted Period upon attainment of specified performance goals, the Restricted Period shall not lapse earlier than (A) the second (2nd) anniversary of the date of grant of an award of Restricted Stock with respect to 50% of the shares of Stock subject to such award and (B) the fourth (4th) anniversary of the date of grant with respect to the remaining 50% of the shares of Stock subject to such award;

      (2)
      with respect to awards of Restricted Stock granted to directors (who are not also employees), except with respect to the lapse of the Restricted Period upon attainment of specified performance goals, the Restricted Period shall not lapse earlier than (A) the first (1st) anniversary of the date of grant of such award with respect to one-third (1/3) of the shares of Stock subject to such award, (B) the second (2nd) anniversary of the date of grant of such award with respect to an additional one-third (1/3) of the shares of Stock subject to such award and (C) the third (3rd) anniversary of the date of grant of such award with respect to the remaining one-third (1/3) of the shares of Stock subject to such award; and

      (3)
      the Restricted Period shall lapse in full upon the death of the Participant or termination of the Participant's employment or service due to Disability.

    (ii)
    Except as otherwise provided in this Section 5, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period. Unless otherwise provided in a Restricted Stock Award Agreement, ordinary-course cash dividends paid with respect to Restricted Stock shall be paid to the Participant and extraordinary dividends (as determined by the Administrator) shall be held by the Company, in escrow or as otherwise determined by the Administrator, until the Restricted Period applicable to such Restricted Stock lapses. If the Restricted Stock pursuant to which such extraordinary dividends were paid is forfeited, such dividends shall also be forfeited and returned to the Company.

    (iii)
    The rights of Participants upon termination of employment or service with the Company or any Parent or Subsidiary during the Restricted Period applicable to such Participant's Restricted Stock shall be set forth in the Restricted Stock Award Agreement governing the award of such Restricted Stock.

Section 6.    Change in Control.

        Upon a Change in Control, unless awards of Restricted Stock are assumed by a successor corporation or equivalent awards are substituted therefor, all awards of Restricted Stock shall become fully vested and free of restrictions.

Section 7.    Amendment and Termination.

        The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent, or that, without the approval of the stockholders (as described below), would:

        (a)   except as provided in Section 3, increase the total number of shares of Stock reserved for issuance under the Plan; or

        (b)   change the class of persons eligible to participate in the Plan.

        Notwithstanding the foregoing, stockholder approval under this Section 7 shall only be required at such time and under such circumstances as stockholder approval would be required under stock exchange rules or other applicable law or regulation with respect to amendment of the Plan.

        The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3, no such amendment shall impair the rights of any Participant without his or her consent.

Section 8.    Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 9.    General Provisions.

        (a)   Shares of Stock shall not be issued pursuant to any award granted hereunder unless the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed.

        (b)   The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

        All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

        (c)   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements; and such arrangements may be either generally applicable or applicable only in specific cases. Neither the adoption of the Plan nor the grant of an award hereunder shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

        (d)   Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

        (e)   No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 10.    Stockholder Approval; Effective Date of Plan.

        The Plan shall be effective as of the date the Plan is approved by stockholders of the Company (the "Effective Date"). No grant of any award hereunder shall be made prior to stockholder approval of the Plan.

Section 11.    Term of Plan.

        No awards of Restricted Stock shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

Appendix B

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ZENITH NATIONAL INSURANCE CORP.

        FIRST:    The name of the corporation is

ZENITH NATIONAL INSURANCE CORP.

        SECOND:    The registered office of the corporation is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

        THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware (the "GCL").

        FOURTH:    (1) (a) The total number of shares of stock which this corporation is authorized to issue is one hundred and one million (101,000,000). All of such shares shall have a par value of One Dollar ($1.00) each and shall be divided into and classified as one hundred million (100,000,000) shares of Common Stock and one million (1,000,000) shares of Preferred Stock.

          (b)   Each share of Common Stock shall be entitled to vote.

          (c)   Shares of the Preferred Stock may be issued from time to time in one or more series, with the number of shares and respective designations of each series to be fixed and determined by the Board of Directors. The Board of Directors shall also fix and determine, as to each series, the dividend rate, the right of redemption, if any, the price, terms and manner of redemption, special and relative rights on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the several series shall have separate voting rights and no voting rights.

        (2)   The corporation is hereby empowered to issue from time to time its authorized shares, and securities, options, warrants and/or other rights convertible thereinto, for such lawful consideration, whether money or otherwise, as the Board of Directors shall determine, and any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares so issued.

        (3)   The stockholders of the corporation do not have any preemptive or preferential right to subscribe to or purchase unissued shares of any class of stock of the corporation whether such shares are now or hereafter authorized, or any Treasury shares to be sold by the corporation.

        FIFTH:    The corporation is to have perpetual existence.

        SIXTH:    The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

        SEVENTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and its directors and stockholders:

        (1)   The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

        (2)   The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the bylaws of the corporation.

        (3)   The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the bylaws, but shall not be less than three, except that where all of the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three, but not less than the number of stockholders. Election of directors need not be by ballot unless the bylaws so provide.

        (4)   The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all of the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

        (5)   In addition to the powers and authorities hereinbefore or by a statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the GCL, of this Amended and Restated Certificate of Incorporation, and any bylaws adopted by the stockholders; provided, however, that no bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such bylaws had not been adopted.

        EIGHTH.    No director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

        NINTH:    The corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article NINTH shall include the right to be paid by the corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

        The corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article NINTH to directors and officers of the corporation.

        The rights to indemnification and to the advance of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the bylaws of the corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

        Any repeal or modification of this Article NINTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

        TENTH:    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them, and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of the GCL, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to the reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

        ELEVENTH:    The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

        TWELFTH:    (1) Provided subdivision (2) has been complied with, every stockholder entitled to vote at any election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit.

        (2)   No stockholder shall be entitled to cumulate votes unless such candidate or candidates' names have been placed in nomination prior to the voting, and the stockholder has given notice at the meeting prior to the voting of his intention to cumulate his votes. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination.

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF ZENITH NATIONAL INSURANCE CORP.
FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 24, 2006

        The undersigned stockholder hereby appoints Gerald Tsai, Jr. and Stanley R. Zax and each of them (each with full power of substitution), proxies for the undersigned to vote all shares of Common Stock of Zenith National Insurance Corp. ("Zenith") owned by the undersigned at the Annual Meeting of Stockholders to be held on Wednesday, May 24, 2006, at 9:00 a.m., at the offices of Zenith, 21255 Califa Street, Woodland Hills, California, and at any adjournments thereof, in connection with the matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 5, 2006, relating to its 2006 Annual Meeting of Stockholders (the "Proxy Statement"), copies of which have been received by the undersigned.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE STOCKHOLDER, BUT IF NO INSTRUCTIONS ARE GIVEN THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, IN FAVOR OF THE SECOND AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN, IN FAVOR OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AND IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT AUDITORS FOR 2006, AS PROVIDED BY ZENITH'S PROXY STATEMENT AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

IN THE EVENT OF CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS, THE PROXIES MAY DISTRIBUTE THE VOTES REPRESENTED BY THIS PROXY AMONG THE NOMINEES IN SUCH PROPORTION AS DETERMINED IN THEIR DISCRETION, EXCEPT THAT NONE OF YOUR VOTES WILL BE CAST FOR ANY NOMINEE AS TO WHOM YOU INSTRUCT THAT YOUR VOTES BE WITHHELD.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/\ DETACH HERE FROM PROXY VOTING CARD /\

You can now access your Zenith stockholder account online.

Access your Zenith stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Zenith, now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd

Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,WILL BE VOTED "FOR" THE PROPOSALS.	Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
		FOR	WITHHOLD FOR ALL			FOR	AGAINST	ABSTAIN
ITEM 1.	ELECTION OF DIRECTORS	☐	☐	ITEM 2.	PROPOSAL TO APPROVE THE SECOND AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN	☐	☐	☐
Nominees:
01 Max M. Kampelman		06 William S. Sessions
02 Robert J. Miller		07 Gerald Tsai, Jr.
03 Leon E. Panetta		08 Michael Wm. Zavis
04 Catherine B. Reynolds		09 Stanley R. Zax
05 Alan I. Rothenberg

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

		FOR	AGAINST	ABSTAIN
ITEM 3–	PROPOSAL TO ADOPT THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
ITEM 4–	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT AUDITORS FOR 2006.	☐	☐	☐
ITEM 5–	IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Choose MlinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents, and more. Simply log on to Investor ServicesDirect® at www.melloninvestor.com/isd where step by step instructions will prompt you through enrollment.

Please sign EXACTLY as your name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If executed by a corporation, an authorized officer should sign, and the corporate seal should be affixed. A proxy for shares held in joint ownership should be signed by each joint owner.

Signature	Signature	Date

Please mark, sign and date this Proxy and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

/\ FOLD AND DETACH HERE /\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 PM Eastern Time, May 23, 2006

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/znt		Telephone 1-866-540-5760		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site or vote your proxy through ISD at: http://www.melloninvestor.com/isd.	OR	Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at http://www.thezenith.com

DIRECTION CARD
The Zenith 401(k) Plan

        Nationwide Trust Company ("Nationwide"), as trustee for The Zenith 401(k) Plan, holds certain shares (the "Shares") of Common Stock of Zenith National Insurance Corp. ("Zenith") for my benefit pursuant to my account in The Zenith 401(k) Plan trust. I hereby direct that Nationwide vote the Shares on the matters set out in Zenith's Notice of Annual Meeting and Proxy Statement dated April 5 2006, relating to its 2006 Annual Meeting of Stockholders (the "Proxy Statement"), pursuant to my instructions on the other side and the Proxy Statement. I have received a copy of the Proxy Statement.

        IF YOU EXECUTE THE DIRECTION CARD WITHOUT COMPLETING THE INSTRUCTIONS ON THE OTHER SIDE, NATIONWIDE WILL APPOINT GERALD TSAI, JR. AND STANLEY R. ZAX AND EACH OF THEM (EACH WITH FULL POWER OF SUBSTITUTION) (THE "PROXYHOLDERS") AS PROXIES TO VOTE THE SHARES AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF. IN THE EVENT OF CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS, THE PROXYHOLDERS MAY DISTRIBUTE THE VOTES REPRESENTED BY THE PROXY AMONG THE NOMINEES IN SUCH PROPORTION AS DETERMINED IN THEIR DISCRETION, EXCEPT THAT NONE OF YOUR VOTES WILL BE CAST FOR ANY NOMINEE AS TO WHOM YOU INSTRUCT THAT YOUR VOTE BE WITHHELD.

        IF YOU DO NOT EXECUTE AND RETURN THE DIRECTION CARD BY MAY 19, 2006, NATIONWIDE WILL VOTE THE SHARES ALLOCATED TO YOUR 401(K) PLAN ACCOUNT IN THE SAME PROPORTION THAT OTHER PARTICIPANTS IN THE ZENITH 401(K) PLAN VOTED THEIR SHARES.

(Continued, and to be marked, dated and signed, on the other side)

Comments (Mark the corresponding box on the reverse side)

/\ Detach here from Direction Card /\

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.	Mark here for Comments	☐
PLEASE SEE REVERSE SIDE
		FOR	WITHHOLD FOR ALL			FOR	AGAINST	ABSTAIN
ITEM 1.	ELECTION OF DIRECTORS	☐	☐	ITEM 2–	PROPOSAL TO APPROVE THE SECOND AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN	☐	☐	☐
Nominees:
01 Max M. Kampelman		06 William S. Sessions
02 Robert J. Miller		07 Gerald Tsai, Jr.
03 Leon E. Panetta		08 Michael Wm. Zavis
04 Catherine B. Reynolds		09 Stanley R. Zax
05 Alan I. Rothenberg

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

		FOR	AGAINST	ABSTAIN
ITEM 3–	PROPOSAL TO ADOPT THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
ITEM 4–	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT AUDITORS FOR 2006.	☐	☐	☐
ITEM 5–	IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature	Signature	Date

Please mark, sign and date this Direction Card and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.
/\ Detach here from Direction Card /\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time, May 19, 2006

Your telephone or Internet vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your Direction card.

Internet http://proxy.georgeson.com		Telephone 1-866-816-0837		Mail
Use the internet to vote. Have your Direction Card in hand when you access the web site	OR	Use any touch tone telephone to vote. Have your Direction Card in hand when you call.	OR	Mark, sign and date your Direction Card and return it in the enclosed postage-paid envelope.

If you vote by Internet or by telephone,
you do NOT need to mail back your Direction card.

COMPANY NUMBER	CONTROL NUMBER

You can view the Annual Report and Proxy Statement
on the internet at www.thezenith.com

QuickLinks

TABLE OF CONTENTS
PROXY STATEMENT
VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS (Item 1 on Proxy Card)
CORPORATE GOVERNANCE GUIDELINES
BOARD MEETINGS
INDEPENDENCE OF DIRECTORS
LEAD INDEPENDENT DIRECTOR
EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS
COMMUNICATIONS TO THE BOARD OF DIRECTORS
ATTENDANCE OF DIRECTORS AT ANNUAL MEETINGS OF STOCKHOLDERS
COMPENSATION COMMITTEE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
AUDIT COMMITTEE
AUDIT COMMITTEE'S REPORT
DIRECTORS' COMPENSATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR–END OPTION/SAR VALUES
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
APPROVAL OF THE ZENITH NATIONAL INSURANCE CORP. SECOND AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR AWARD UNDER THE PLAN BY 250,000 SHARES (Item 2 on Proxy Card)
Proposed Awards Zenith National Insurance Corp. Second Amended and Restated 2004 Restricted Stock Plan
ADOPTION OF ZENITH'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, WHICH INCREASES THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50 MILLION TO 100 MILLION (Item 3 on Proxy Card)
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006 (Item 4 on Proxy Card)
INFORMATION RELATING TO INDEPENDENT AUDITORS AND THEIR FEES
CERTAIN TRANSACTIONS WITH FAIRFAX FINANCIAL
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
CODE OF BUSINESS CONDUCT AND ETHICS
STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS
ZENITH NATIONAL INSURANCE CORP. SECOND AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ZENITH NATIONAL INSURANCE CORP.
PROXY CARD
DIRECTION CARD The Zenith 401(k) Plan